                                                            EXHIBIT 10.14


================================================================================


THE NOTES TO BE OFFERED AND SOLD PURSUANT TO THIS NOTE AGREEMENT HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND ARE BEING PRIVATELY OFFERED IN THE UNITED STATES ONLY TO INSTITUTIONS THAT ARE "ACCREDITED INVESTORS" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) AND (7) UNDER THE SECURITIES ACT OR "QUALIFIED INSTITUTIONAL BUYERS" WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT. THE NOTES MAY BE REOFFERED, RESOLD OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND IN COMPLIANCE WITH THE PROVISIONS OF THIS NOTE AGREEMENT.




                               BOSQUE ASSET CORP.

                                 NOTE AGREEMENT





                            DATED AS OF JUNE 6, 1997


         $93,908,994   -     7.66% ASSET-BACKED NOTES DUE JUNE 5, 2002

================================================================================

                               TABLE OF CONTENTS


SECTION 1        DEFINITIONS AND TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.1     Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.2     Time References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         1.3     Other References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         1.4     Accounting Principles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

SECTION 2        NOTES AND TERMS OF PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.1     Notes and Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.2     Interest and Principal Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         2.3     Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         2.4     Interest Calculations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         2.5     Lockbox Accounts; Distributions of Portfolio Collections.  . . . . . . . . . . . . . . . . . . . . .  17
         2.6     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.7     Reserve Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

SECTION 3        REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.1     Organization and Good Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.2     Authorization and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.3     No Conflicts or Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.4     Enforceable Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.5     No Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.6     Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.7     Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.8     No Default; Potential Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.9     Material Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.10    No Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.11    Burdensome Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.12    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.13    Principal Office, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.14    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.15    Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.16    Government Regulation; Margin Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.17    No Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.18    Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.19    Ownership of the Company and each Realty Company . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.20    Service of Process . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.21    Securities Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.22    Collateral Loan Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.23    No Setoff Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.24    Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.25    Ownership of the Collateral Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.26    Enforceability of Collateral Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.27    No Modification or Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.28    Survival of Representations, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24





                                      (i)                      TABLE OF CONTENTS

SECTION 4        CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.1     Note Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.2     Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.3     Delivery of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.4     Officer's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.5     Organizational Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.6     Resolutions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.7     Incumbency Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.8     Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.9     Recordable Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.10    Lien Searches  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.11    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.12    Rating Agency Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.13    CUSIP Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.14    Proceedings and Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.15    Opinion Letters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.16    Additional Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

SECTION 5        AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.1     Financial Statements, Reports and Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.2     Additional Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.3     Payment of Taxes, Impositions and Other Indebtedness . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.4     Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.5     Maintenance of Existence and Rights; Conduct of Business . . . . . . . . . . . . . . . . . . . . . .  29
         5.6     Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.7     Other Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.8     Compliance with Note Agreement Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.9     Compliance with Material Agreements and Organizational Documents . . . . . . . . . . . . . . . . . .  29
         5.10    Operations and Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.11    Books and Records; Access  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.12    Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.13    Authorizations and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.14    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.15    Collection Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.16    Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.17    Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.18    Grant of Specific Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.19    Ancillary Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.20    Disposition of Collateral Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.21    General Indemnity; Environmental Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

SECTION 6        NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         6.1     Limitation on Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         6.2     Negative Pledge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.3     Limitation on Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.4     Alteration of Material Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.5     Certain Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33





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

         6.6     Issuance of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.7     Limitation on Sale of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.8     Name, Fiscal Year and Accounting Method  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.9     Liquidation, Mergers, Consolidations and Dispositions of Substantial Assets  . . . . . . . . . . . .  33
         6.10    Lines of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.11    No Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.12    Purchase of Substantial Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.13    New Places of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.14    Fictitious Names . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.15    Margin Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.16    Compliance with Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

SECTION 7        COLLATERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         7.1     Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         7.2     Lien on REO Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         7.3     Insurance of Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         7.4     Possession of Collateral Documents; Sale of Collateral . . . . . . . . . . . . . . . . . . . . . . .  35
         7.5     Power of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         7.6     Appointment of Collateral Custodian  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         7.7     Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

SECTION 8        EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         8.1     Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         8.2     Remedies Upon Event of Default; Application of Payments  . . . . . . . . . . . . . . . . . . . . . .  38
         8.3     Performance by the Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         8.4     Breach of Certain Representations and Warranties; Breach of Collateral Document
                 Delivery Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39


SECTION 9        TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         9.1     Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         9.2     Delegation of Duties; Reliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         9.3     Limitation of Trustee's Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         9.4     Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         9.5     Collateral Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         9.6     Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         9.7     Relationship of the Noteholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         9.8     Benefits of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

SECTION 10       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         10.1    Modification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         10.2    Accounting Terms and Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         10.3    Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         10.4    Payment of Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         10.5    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         10.6    Choice of Law; Submission to Jurisdiction; Waiver of Jury Trial  . . . . . . . . . . . . . . . . . .  46
         10.7    Invalid Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         10.8    Maximum Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         10.9    Offset . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47





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
         10.10   Multiple Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         10.11   Entirety . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         10.12   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         10.13   Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         10.14   Registration; Exchange; Substitution of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         10.15   Senior Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         10.16   No Third Party Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         10.17   Oral Agreements Ineffective  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49


SCHEDULE 1           Collateral Loan Schedule
SCHEDULE 2           Location of Servicer's Offices
SCHEDULE 3           Allocated Purchase Price Schedule
SCHEDULE 4           Closing Review Procedures

EXHIBIT A            Form of Note
EXHIBIT B            Form of Collateral Assignment
EXHIBIT C            Form of Mortgage
EXHIBIT D            Form of REO Note
EXHIBIT E            Form of Asset Portfolio Report
EXHIBIT F            Form of Investor Letters
EXHIBIT G            Form of Report to Noteholders





                                        (iv)                   TABLE OF CONTENTS

                                 NOTE AGREEMENT


         THIS NOTE AGREEMENT is entered into as of June 6, 1997, among BOSQUE ASSET CORP., a Texas corporation (the "COMPANY"), SVD REALTY, L.P., a Texas limited partnership ("SVD"), SOWAMCO XXII, LTD., a Texas limited partnership ("SOWAMCO"), BOSQUE INVESTMENT REALTY PARTNERS, L.P., a Texas limited partnership ("BOSQUE REALTY"; SVD, SOWAMCO and Bosque Realty, are herein each referred to individually as a "REALTY COMPANY" and collectively as the "REALTY COMPANIES"), and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., as the Trustee for the Noteholders.

                                   RECITALS:

         Contemporaneously herewith, the Company is (i) acquiring a portfolio of secured and unsecured consumer, residential and commercial loans and (ii) issuing and selling the Notes in the aggregate principal amount of ninety-three million, nine hundred eight thousand, nine hundred ninety-four and No/100 Dollars ($93,908,994) to be used by the Company to acquire such portfolio of loans.

         For adequate and sufficient consideration, the Company, the Realty Companies and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Noteholders:

SECTION 1        DEFINITIONS AND TERMS

         1.1     DEFINED TERMS.  As used in this Agreement:

         "ACCOUNT DEBTOR" means, collectively, the "borrower" and each other obligor, guarantor or other liable party under a Collateral Loan.

         "ADDITIONAL LOCKBOX BANK" means Fort Wayne National Bank, in its capacity as Additional Lockbox Bank under the applicable Lockbox Agreement, and any replacements and successors designated pursuant to the terms of such Lockbox Agreement, approved in writing by the Trustee and the Determining Noteholders, and acceptable to the Rating Agencies.

         "AFFILIATE" means, as to any Person, any Subsidiary of such Person, or any Person which, directly or indirectly, controls, is controlled by, or is under common control with such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGREEMENT" means this Note Agreement, as it may be amended, renewed, extended, or restated from time to time.

         "ALLONGE" shall mean an endorsement on a separate sheet of paper accompanying a promissory note, endorsing the note to "Bankers Trust Company of California, N.A., as Trustee for the Noteholders" or in blank.





                                                                  NOTE AGREEMENT

         "APPLICABLE ENVIRONMENTAL LAWS" mean any law, statute, ordinance, rule, regulation, order or determination of any Governmental Authority or any board of fire underwriters (or other body exercising similar functions), pertaining to health, safety or the environment, including, without limitation, all applicable flood disaster laws and health, safety and environmental laws and regulations pertaining to health, safety or the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Superfund Amendments and Reauthorization Act of 1986, the Occupational Safety and Health Act, the Texas Water Code, the Texas Solid Waste Disposal Act, the Texas Workers' Compensation Laws, and any federal, state or municipal laws, ordinances, regulations or laws which may now or hereafter require removal of asbestos or other hazardous wastes from any property of the Company, the Servicer, or the Realty Companies, or impose any liability on the Company, the Trustee, the Servicer, the Realty Companies, or any other Person related to asbestos or other hazardous wastes in any property of the Company, the Servicer, or the Realty Companies.

         "ASSET PORTFOLIO" means the portfolio of secured and unsecured consumer, residential and commercial loans acquired by the Company pursuant to the Loan Contribution Agreements on or before the Closing Date and any REO Property now owned by any Realty Company or hereafter acquired by the REO Affiliate in connection with the future foreclosure, restructuring, or settlement of such loans, including, without limitation all REO Notes, together with all documents, instruments, certificates and other information related thereto.

         "ASSET PORTFOLIO REPORT" means a report, in a form substantially similar to the form of report attached hereto as EXHIBIT E showing various information concerning the Asset Portfolio and each Collateral Loan included therein, as of the end of the month preceding delivery of such report.

         "AUTHORIZED OFFICER" means the Chairman, President, Vice President of any seniority or designation, Chief Financial Officer, Treasurer, Assistant Treasurer, or any other officer authorized by the Board of Directors of the Company or REO General Partner, as applicable.

         "BUSINESS DAY" means any day other than Saturday, Sunday, and any other day that commercial banks are authorized by Governmental Requirements to be closed in Texas or California.

         "CLOSING DATE" means June 6, 1997.

         "CLOSING REVIEW" means a review, in accordance with the procedures set forth in SCHEDULE 4_attached hereto and incorporated herein, of the Asset Portfolio conducted by KPMG Peat Marwick LLP or other audit firm engaged by the Company and acceptable to the Determining Noteholders, for the benefit of the Noteholders, to determine the accuracy of the representations made hereunder with respect to the Collateral Loans, which review is to be completed and delivered no later than thirty (30) days following the Closing Date and is to be paid for by the Company.

         "COLLATERAL" means, at any time, all Collateral Loans, all other property then subject to the Security Agreement, and all REO Property.

         "COLLATERAL ASSIGNMENT" means an Assignment of Notes and Liens in a form substantially similar to EXHIBIT "B" attached hereto and incorporated herein, and collectively, all Assignments of Notes and Liens, in favor of Bankers Trust Company of California, N.A., as Trustee for the Noteholders, as security





                                        2                        NOTE AGREEMENT
for the Obligation, each of which (a) is intended to cover all of the Collateral Loans being a part of the Asset Portfolio and all renewals, modifications, amendments, supplements and restatements thereof, (b) shall be duly signed and notarized in accordance with applicable state law, and (c) shall be in proper form for recording, in order to, when filed, confirm and perfect the Trustee's Liens in the Collateral.

         "COLLATERAL CUSTODIAN" means Fleet National Bank, a national banking association, or its successor or any other Person agreed upon in writing by the Trustee, the Determining Noteholders, and, provided no Event of Default exists, the Company, and being a Person acceptable to the Rating Agency.

         "COLLATERAL DOCUMENTS" means all promissory notes evidencing Collateral Loans (including all REO Notes), all mortgages, deeds of trust, security agreements, financing statements and other documents securing Collateral Loans (including all REO Security Documents), and all loan agreements and other documents executed by Account Debtors in connection with Collateral Loans including, without limitation, the documents listed in SECTION 4.3.

         "COLLATERAL LOAN" means each loan included in the Asset Portfolio which has not been sold, foreclosed upon, settled, or otherwise disposed of and each loan evidenced by an REO Note.

         "COLLATERAL LOAN SCHEDULE" means SCHEDULE 1 attached hereto and incorporated herein listing each Collateral Loan included in the Asset Portfolio together with the outstanding principal balance of each Collateral Loan, the last payment or pay-to date of each such Collateral Loan, the Asset number for each such Collateral Loan and the name and address of each Account Debtor.

         "CUSIP NUMBER" is defined in SECTION 2.1(d).

         "CUSTODIAL AGREEMENT" means the Custodial Agreement among the Collateral Custodian, the Company, the Servicer and the Trustee whereby the Collateral Custodian agrees to act as bailee on behalf of the Trustee for the documents evidencing the Collateral Loans, as such Custodial Agreement may be amended or supplemented from time to time, together with any replacement or substitution therefor.

         "DEFAULT RATE" means a rate per annum equal to 12.66% for the Notes.

         "DETERMINING NOTEHOLDERS" means, on any date of determination those Noteholders who collectively hold at least 51% of the then-outstanding aggregate principal amount of the Notes (excluding any Notes held by the Company, any Shareholder, the Servicer, the Realty Companies, the REO General Partner or any Affiliate of the Company, any Shareholder, the Servicer, the Realty Companies, or the REO General Partner).

         "DISBURSEMENT ACCOUNT" means a trust account established with the Trustee and styled "Bankers Trust Company of California, N.A., as Trustee for Noteholders" into which the Lockbox Bank shall, pursuant to SECTIONS 2.5 (b) and (c) hereof, deposit funds for payment by the Trustee to the Noteholders of principal, interest and Make-Whole Amounts, if any, and into which all proceeds received by the Trustee as a result of the Trustee foreclosing upon the Collateral or otherwise exercising any other remedies available to it under the Note Agreement Documents following the occurrence of an Event of Default shall be deposited.

         "DISTRIBUTION DATE" is defined in SECTION 2.1(b).





                                        3                        NOTE AGREEMENT

         "DISPOSED" has the meaning specified in the Resource Conservation and Recovery Act of 1976, provided that to the extent that any other applicable federal, state or local Governmental Requirement establishes a meaning for "disposed" which is broader, such broader meaning shall apply.

         "ENVIRONMENTAL SITE ASSESSMENT" shall mean an environmental site assessment report conforming to the standards for Phase I Environmental Site Assessments in ASTM Standard Procedures for Environmental Site Assessments, E 1527-93 or other standards reasonably satisfactory to the Servicer (either of which, if applicable, is herein called the "ACCEPTABLE STANDARDS"), which, if applicable, is in all respects satisfactory to the Servicer and which, if applicable, has been prepared by a qualified environmental firm reasonably satisfactory to the Servicer (a) indicating that, on the basis of an investigation conducted in accordance with the Acceptable Standards, (i) the firm found no Hazardous Substance present on or in the property that is the subject of its report at levels that require reporting or remediation, or both, pursuant to any Applicable Environmental Laws that are applicable to such property ("PROHIBITED HAZARDOUS SUBSTANCES"), (ii) it did not learn of any conditions on or in the land adjacent to the property that is the subject of its report that would cause it to believe that there might be prohibited Hazardous Substances present on or in the property that is the subject of its report, and (iii) no notice of violation of any of the Applicable Environmental Laws, or other claim or order issued pursuant to any of the Applicable Environmental Laws, has been duly filed against such property by any Governmental Authority; or (b) if any Prohibited Hazardous Substance is present on such property or if any such notice of violation, claim or order has been filed, providing evidence satisfactory to the Servicer as to the extent and nature of the environmental problem caused thereby and the likely costs and duration of any recommended remediation.

         "EQUITY PAYMENT" is defined in SECTION 2.5(c)(ii).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all regulations issued pursuant thereto.

         "EVENT OF DEFAULT" is defined in SECTION 8.1.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board, or through other appropriate boards or committees thereof, as in effect from time to time in the United States of America.

         "GOVERNMENTAL AUTHORITY" means any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over the Company, the Servicer, the Realty Companies or any of their businesses, operations or properties or any other Person.

         "GOVERNMENTAL REQUIREMENTS" means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, and interpretations of any Governmental Authority.

         "HAZARDOUS SUBSTANCE" has the meaning specified in the Superfund Amendments and Reauthorization Act of 1986, provided that to the extent that any other applicable federal, state or local Governmental Requirement establishes a meaning for "hazardous substance," "hazardous materials," "toxic substances," or "hazardous wastes" which is broader, such broader meaning shall apply.





                                        4                        NOTE AGREEMENT

         "IMPOSITIONS" means all real estate and personal property taxes; charges for any easement, license or agreement maintained for the benefit of any of the real property of the Realty Companies, or any part thereof; and all other taxes, charges and assessments and any interest, costs or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which at any time prior to or after the execution hereof may be assessed, levied or imposed upon any of the real property of the Realty Companies, or any part thereof, or the ownership, use, sale, occupancy or enjoyment thereof, in each case which, if not timely paid or otherwise discharged, would materially and adversely affect (a) such ownership, use, sale, occupancy or enjoyment, (b) the financial condition of the Realty Company owning such property or (c) the Trustee's Lien on any such property.

         "INDEBTEDNESS" means, with respect to any Person, all indebtedness, obligations and liabilities of such Person, including without limitation: (a) all "liabilities" which would be reflected on a balance sheet of such Person, prepared in accordance with GAAP; (b) all obligations of such Person in respect of any guaranty; and (c) all obligations of such Person in respect of any capital lease or sublease that is required by GAAP to be capitalized on a balance sheet.

         "INDEMNIFIED LIABILITIES" is defined in SECTION 5.21(a).

         "INDEMNIFIED PARTIES" is defined in SECTION 5.21(a).

         "INVESTMENT" in any Person means any investment, whether by means of share purchase, loan, advance, extension of credit, capital contribution or otherwise, in or to such Person, the guaranty of any Indebtedness of such Person, or the subordination of any claim against such Person to other Indebtedness of such Person, other than any investments permitted by Servicer under this Agreement in the ordinary course of servicing the Asset Portfolio.

         "LEASE-UP EXPENSES" means as to any REO Property, (a) all reasonable and customary leasing commissions, (b) all reasonable tenant improvement costs actually paid by the Company or the Realty Company with respect to the leasing of space in such REO Property pursuant to a written lease, and (c) all capital expenditures actually paid by the Company or the Realty Company with respect to other improvements to such REO Property, provided that such capital expenditures are expended in accordance with a budget for such REO Property which has been approved in writing by the Servicer; all as evidenced by invoices and such other back-up information as the Servicer may require.

         "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "LIQUIDITY RESERVE ACCOUNT" means, with respect to the Asset Portfolio, an interest bearing trust account established by the Company with the Lockbox Bank which account shall be (a) funded and disbursed in accordance with SECTION 2.5(b)(VII) and SECTION 2.7 and (b) pledged and assigned pursuant to the Pledge of Accounts to the Trustee for the benefit of the Noteholders as additional security for the payment, performance and observance of the Obligation. Funds on deposit in the Liquidity Reserve Account may only be invested in Temporary Cash Investments or used to make interest payments on the Notes.





                                        5                        NOTE AGREEMENT

         "LIQUIDITY RESERVE AMOUNT" means an amount equal to the interest payable on the Notes for a two-(2) month period calculated on the outstanding principal balance of the Notes on each Payment Date after giving effect to principal payments actually paid on or prior to such Payment Date and assuming no additional principal payments are made during such two-month period.

         "LOAN CONTRIBUTION AGREEMENTS" means the Loan Contribution Agreements, dated as of the date hereof by and between one of the Shareholders, as transferor, and the Company, as transferee.

         "LOCKBOX" means each post office box, or collectively the post office boxes, established by (i) the Company and the Lockbox Bank and (ii) the Company and the Additional Lockbox Bank, in each case pursuant to the provisions of
SECTION 3.5 and the applicable Lockbox Agreement for the receipt of payments from the Collateral Loans.

         "LOCKBOX ACCOUNTS" means (i) a segregated trust account or accounts established by the Company and maintained with the Lockbox Bank and styled "Bosque Asset Corp., for the benefit of Bankers Trust Company of California, N.A., as Trustee," and (ii) a segregated trust account or accounts established by the Company and maintained with the Additional Lockbox Bank and styled "Bosque Asset Corp., for the benefit of Bankers Trust Company of California, N.A., as Trustee," which accounts shall be (a) subject to the provisions of
SECTION 2.5, and (b) pledged and assigned to the Trustee pursuant to the Pledge of Accounts for the benefit of the Noteholders as additional security for the payment, performance and observance of the Obligations.

         "LOCKBOX AGREEMENTS" means (i) that certain Lockbox Agreement, dated on or before the Closing Date, executed by and among the Company, the Realty Companies, the Trustee, the Servicer and the Lockbox Bank, and all amendments, modifications and replacements thereof and (ii) that certain Lockbox Agreement, dated on or before the Closing Date, executed by and among the Company, the Realty Companies, the Trustee, the Servicer and the Additional Lockbox Bank, and any and all amendments, modifications and replacements thereof.

         "LOCKBOX BANK" means NationsBank of Texas, N.A., in its capacity as Lockbox Bank under the applicable Lockbox Agreement, and any replacements and successors designated pursuant to the terms of such Lockbox Agreement, approved in writing by Trustee and the Determining Noteholders, and acceptable to the Rating Agency.

         "MAKE-WHOLE AMOUNT" means, as of the date of prepayment pursuant to
SECTION 2.2(c)(i) (the "PREPAYMENT DATE"), the excess, if any, discounted as provided for herein below, of (a) the amount of interest that would have accrued on the Notes as provided for herein during the Premium Period (hereinafter defined) over (b) the amount of interest that would have accrued on the Notes during the Premium Period at a per annum rate of interest equal to 0.5% added to the yield on an interpolated United States Treasury security with a maturity equal to the average life of the Notes. Such excess amount shall be discounted to a present value amount to the Prepayment Date at the yield described in CLAUSE (a) above. As used herein, the term "PREMIUM PERIOD" means the period commencing upon the Prepayment Date through the earlier of (i) the Maturity Date or (ii) the average life of the Notes applying the remaining Projected Portfolio Collections in effect as of the last day of the month preceding the Prepayment Date.

         "MATERIAL ADVERSE EFFECT" means any circumstance or event which (a) could have any adverse effect whatsoever upon the validity, performance or enforceability of any Note Agreement Documents, (b)





                                        6                        NOTE AGREEMENT
is or might be material and adverse to the financial condition or business operations of the Company or any Realty Company, (c) could impair the ability of the Company or any Realty Company to fulfill its obligations under the Note Agreement Documents, or (d) could reasonably be expected to have a material and adverse effect on the timely payment of interest on, or the ultimate payment of principal of, the Notes.

         "MATURITY DATE" means the earlier of (a) the day on which the Company satisfies in full all of its Obligations hereunder and in respect of the other Note Agreement Documents and the Trustee and the Noteholders so acknowledge in writing or (b) June 5, 2002.

         "MAXIMUM RATE" means, on any date of determination, the highest nonusurious rate of interest (if any) permitted by applicable Governmental Requirements on such day.

         "MOODY'S" means Moody's Investors Service, Inc. and its successors.

         "MORTGAGE" means any deed of trust or mortgage (duly acknowledged and in recordable form) in a form substantially similar to EXHIBIT "C" attached hereto, with such modifications as may be necessary to reflect legal requirements and local practices of the jurisdiction in which the REO Property is located, covering an REO Property, executed by a Realty Company, and granted to the Company to secure repayment of the REO Notes, in form and substance sufficient to grant a first priority lien on the REO Property, and all renewals, extensions, modifications, amendments or supplements thereto, and all mortgages or deeds of trust given in renewal, extension, modification, restatement or replacement thereof.

         "NET OPERATING INCOME" means, with respect to each REO Property and any period, the excess of (a) all of the Company's or the Realty Company's cash receipts related to such REO Property (including all rents and other revenues but excluding security deposits) over (b) all reasonable and customary expenses actually paid during such period which, in accordance with GAAP, would be classified as operating expenses for a property similar to such REO Property (including utility-related expenses, taxes, insurance expenses, repair and maintenance expenses, and janitorial and property-management fees actually paid by the Company or the Realty Company to an unrelated third party) and all Lease- Up Expenses paid for such REO Property during such period.

         "NET SALES PROCEEDS" means, with respect to the sale of any REO Property, Collateral Loan or other Collateral, including any personal property securing a Collateral Loan, the gross proceeds received from such sale, less the reasonable and customary closing costs actually paid by the Company or the applicable Realty Company to unrelated third parties.

         "NOTE AGREEMENT DOCUMENTS" means this Agreement, the Notes, the REO Security Documents, the Partnership Pledge Agreement, the Pledge of Accounts, the Collateral Assignments and Allonges for each Collateral Loan, the Lockbox Agreements, the Custodial Agreement, the Security Agreement, the Servicing Agreement, the Loan Contribution Agreements (including any renewals, extensions and refundings thereof of all such documents and agreements), and any agreements, certificates or documents, including UCC-1 financing statements and UCC-3 assignments of financing statements (and with respect to this Agreement, and such other agreements and documents, any amendments or supplements thereto or modifications thereof) executed and delivered pursuant to the terms of this Agreement.

         "NOTEHOLDER" means each holder of the Notes issued hereunder.





                                        7                        NOTE AGREEMENT

         "NOTES" means the 7.66% Notes due June 5, 2002, executed by the Company and delivered to the Noteholders pursuant to the terms of this Agreement, substantially in the form of EXHIBIT "A", together with any renewals, extensions or modifications thereof, which Notes have been rated "A2" by Moody's as of the date of issuance of the Notes.

         "OBLIGATION" means all present and future indebtedness, obligations, and liabilities of the Company to the Noteholders, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Agreement or represented by the Notes, including, without limitation, all principal thereof, all interest accruing thereon, all Make- Whole Amounts, and all attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several; together with all indebtedness, obligations and liabilities of the Company to the Trustee or the Noteholders evidenced or arising pursuant to any of the other Note Agreement Documents, and all renewals and extensions thereof.

         "OPERATING RESERVE ACCOUNT" means, with respect to the Asset Portfolio, an interest bearing checking account established by the Company with the Lockbox Bank and styled "J-Hawk Servicing Corporation, as agent for Bosque Asset Corp., for the benefit of Bankers Trust Company of California, N.A., as Trustee for Noteholders", which account shall be (a) funded in accordance with
SECTION 2.5(b)(VI) and SECTION 2.7 of this Agreement and disbursed by the Servicer, and (b) pledged and assigned pursuant to the Pledge of Accounts to the Trustee for the benefit of the Noteholders as additional security for the payment, performance and observance of the Obligation. Funds on deposit in the Operating Reserve Account may only be invested in Temporary Cash Investments.

         "OTHER TAXES" means, for any Person, all stamp or documentary taxes or any excise or property taxes, charges or similar levies which arise from any payment under this Agreement or the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes, but not including the Taxes.

         "PARTNERSHIP PLEDGE AGREEMENTs" means each Security Agreement and Pledge of Partnership Interest, dated on or before the Closing Date and executed by the Realty General Partners and each other partner of each Realty Company.

         "PAYMENT DATE" is defined in SECTION 2.2(a).

         "PERMITTED LEASE-UP EXPENSES" means all Lease-Up Expenses with respect to any REO Property which do not exceed, on a cumulative basis with respect to such REO Property, $100,000 or such other limit as may be agreed to in writing by the Servicer.

         "PERMITTED LIENS" means: (a) Liens granted to the Trustee for the benefit of Noteholders to secure the Obligation; (b) pledges or deposits made to secure payment of worker's compensation (or to participate in any fund in connection with worker's compensation), unemployment insurance, pensions or social security programs; (c) Liens imposed by mandatory provisions of law such as for materialmen's, mechanic's, warehousemen's and other like Liens arising in the ordinary course of business, securing Indebtedness whose payment is not yet due; (d) Liens for Taxes, imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable, if the same are being contested in good faith and as to which adequate reserves have been provided or if the same are otherwise permitted by SECTION 5.3 hereunder;
(e) good faith deposits in connection with tenders, leases, real estate





                                        8                        NOTE AGREEMENT
bids or contracts (other than contracts involving the advance of money), pledges or deposits to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges; (f) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such do not impair the use of such property for the uses intended, and none of which is violated by existing or proposed structures or land use; (g) exceptions affecting title which are shown in a title policy or attorney's opinion included in the Company's files and (h) Permitted Prior Liens.

         "PERMITTED PRIOR LIENS" means Liens upon any Underlying Collateral securing payment of a Collateral Loan existing on the date the Collateral Loan was acquired by the Company and any Liens securing an REO Note.

         "PERSON" shall include an individual, a corporation, a joint venture, a partnership, a limited liability company, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

         "PLAN" means an employee benefit plan or other plan maintained by the Company for employees of the Company and/or the Realty Companies and covered by Title IV of ERISA, or subject to the minimum funding standards under SECTION 412 of the Internal Revenue Code of 1986, as amended.

         "PLEDGE OF ACCOUNTS" means the Security Agreement, Assignment of Deposits and Money Market Instruments, executed by the Company in favor of the Trustee for the benefit of the Noteholders.

         "PORTFOLIO COLLECTIONS" for any calendar month (commencing May 1,
1997) means an amount equal to any and all cash proceeds received by the Company, the Realty Companies or the Servicer or any of their Affiliates with respect to the Company's or the Realty Companies' (or their Affiliate's) ownership, management and disposition of any and all Collateral Loans and REO Properties in the Asset Portfolio, including, without limitation, (i) all interest, principal, and other payments on Collateral Loans from any source,
(ii) all Net Operating Income from REO Properties, (iii) all loan settlement payments, any restructure or commitment or other loan fees, payments on any judgments or settlement of litigation with respect to Collateral Loans, (iv) all Net Sales Proceeds from the sale of REO Properties, Collateral Loans, and other items of Collateral including any payments received by the Company from any Shareholder or made by the Company to the Lockbox Accounts, in each case, as required by SECTION 8.4, (v) all insurance proceeds and condemnation proceeds, and (vi) all interest, dividends and other earnings directly or indirectly paid to the Company on funds, accounts (including all investment earnings on funds in the Liquidity Reserve Account, Lockbox Accounts, Operating Reserve Account and all other general or special deposit accounts of the Company or the Realty Companies) and investments of the Company, but excluding any escrow deposits paid to the Company for tax or insurance escrows under the Collateral Loans. Notwithstanding anything to the contrary contained in this Agreement, all Net Operating Income from any REO Property with respect to any calender month shall not be deemed to be a part of Portfolio Collections received by the Company until the first to occur of (i) the payment of such Net Operating Income by the respective Property Manager to the Company, the applicable Realty Company or the Servicer, or (ii) the fifteenth (15th) day of the next following calendar month.

         "POTENTIAL DEFAULT" means an event or condition which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.





                                        9                        NOTE AGREEMENT

         "PROJECTED PORTFOLIO COLLECTIONS" means the Portfolio Collections which the Company and Servicer reasonably expect to receive from the Asset Portfolio and which have been determined in a manner consistent with the Servicer's past practices taking into consideration the Servicer's historical performance in collecting assets similar to the Collateral, and which are reflected in the monthly Asset Portfolio Report.

         "PROPERTY ACCOUNT" means the demand deposit bank account established by a Property Manager, upon the direction of Servicer, in connection with the operation and management of a REO Property.

         "PROPERTY MANAGER" means any Person hired by Servicer to manage an REO Property.

         "PROTECTIVE ADVANCE" means a payment of expenses by the Company, Servicer or any Property Manager which in the reasonable determination of the Servicer shall be necessary to protect and maintain the value of any Collateral Loan or REO Property (such expenses shall include, without limitation, Permitted Lease-Up Expenses, ad valorem taxes, insurance expenses, security, deferred maintenance, litigation expenses, expenses to enforce remedies, and payments on Permitted Liens).

         "PURCHASE PRICE" means, with respect to the purchase of a Collateral Loan by a Shareholder or the payment by the Company into the applicable Lockbox Account, in each case as required by SECTION 8.4, the allocated price for such Collateral Loan as set forth on SCHEDULE 3, plus any out-of-pocket expenses incurred by the Company in connection with such Collateral Loan during its ownership of such Collateral Loan, minus any principal payments made on such Collateral Loan received by the Company during its ownership of the Collateral Loan.

         "QUALIFIED INSTITUTIONAL BUYER" has the meaning ascribed to such term in Rule 144A promulgated under the Securities Act.

         "RATING AGENCY" means Moody's.

         "RECORD DATE" means, for any payments on the Notes to be made on any Payment Date, the twentieth (20th) day of each month (whether or not a Business
Day), immediately preceding such Payment Date.

         "REGISTER" is defined in SECTION 10.14(b).

         "RELEASE" has the meaning specified in the Superfund Amendments and Reauthorization Act of 1986, provided that to the extent that any other applicable federal, state or local Governmental Requirement establishes a meaning for "release" which is broader, such broader meaning shall apply.

         "REALTY COMPANIES" is defined in the Preamble to this Agreement.

         "REALTY GENERAL PARTNER" means each general partner of the Realty Companies.

         "REO AFFILIATE" means Bosque Investment Realty Partners, L.P., a Texas limited partnership.

         "REO GENERAL PARTNER" means, Bosque Investment Realty Corp., a Texas corporation and the general partner of the REO Affiliate.





                                        10                       NOTE AGREEMENT

         "REO NOTE" means, as to each REO Property, a demand promissory note in a form substantially similar to EXHIBIT "D" attached hereto and incorporated herein (i) previously delivered by a Realty Company to Company or (ii) to be delivered by the REO Affiliate in connection with any foreclosure upon any collateral securing a Collateral Loan that shall (a) be in a principal amount equal to 96% of the Projected Portfolio Collections attributable to such REO Property (b) require principal and interest payments due thereunder to be paid not less frequently than on each Payment Date, (c) require principal and interest payments to be in an amount equal to all Net Operating Income received by the Realty Company with respect to the underlying REO Property each calendar month, and (d) provide that an Event of Default (as such term is defined in this Agreement) shall constitute an event of default thereunder permitting the acceleration of all amounts owing thereunder.

         "REO PROPERTY" means any and all real or personal property (together with any fixtures appurtenant thereto and any improvements and personal property located thereon) or interest in real or personal property now or hereafter owned by any Realty Company including any real or personal property that has been, or shall be acquired as a result of a foreclosure or deed-in-lieu of foreclosure or otherwise, all of which shall be deemed to constitute proceeds of the Collateral.

         "REO SECURITY DOCUMENTS" means the Mortgages and all related assignments of leases and rents, security agreements, and appropriate UCC financing statements, all in form and substance sufficient to grant first priority liens covering each REO Property (including, all personal property associated therewith), in favor of the Company as security for the applicable REO Note as the same may be amended, renewed, modified, extended or restated from time to time with the prior written consent of Servicer.

         "REPRESENTATIVES" means representatives, officers, directors, trustees, employees, attorneys, accountants, and agents.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITY AGREEMENT" means the Security Agreement (as the same may be modified or amended from time to time) whereby the Company grants to the Trustee, for the benefit of the Noteholders, a security interest in the Collateral.

         "SECURITY DOCUMENTS" means the REO Security Documents, the Collateral Assignments, the Security Agreement, the Pledge of Accounts, the Partnership Pledge Agreements, the Lockbox Agreements, all Mortgages and all other documents or instruments granting a Lien in favor of the Trustee for the benefit of the Noteholders as collateral for the Obligation, and all financing statements related thereto, and all modifications, renewals or extensions thereof and any documents executed in modification, renewal, extension or replacement thereof.

         "SERVICER" shall mean J-Hawk Servicing Corporation, a Texas corporation, or any replacement therefor designated pursuant to the terms of the Servicing Agreement, approved in writing by the Trustee and the Determining Noteholders, and acceptable to the Rating Agency.

         "SERVICING AGREEMENT" shall mean the Servicing Agreement entered into by the Company, the Realty Companies, the Servicer and the Trustee with respect to servicing the Collateral, together with all amendments and modifications thereto.





                                        11                       NOTE AGREEMENT

         "SERVICING FEE" means the fee payable on a monthly basis to the Servicer under the Servicing Agreement in an amount equal to six and fifteen hundredths percent (6.15 %) of the remainder of (i) Portfolio Collections for any given month less (ii) Protective Advances to be made from such Portfolio Collections.

         "SETTLEMENT" means, with respect to any Collateral Loan, the satisfaction of the Company's claims against the respective Account Debtor in connection with such Collateral Loan, whether pursuant to a full or discounted payment.

         "SHAREHOLDERS" means, Diversified Financial Systems, Inc., an Indiana corporation, Diversified Performing Assets, Inc., an Indiana corporation, Diversified Financial Systems L.P., an Indiana limited partnership, SV Asset Partners L.P., a Texas limited partnership, WAMCO XXII, Ltd., a Texas limited partnership, WAMCO IX, Ltd., a Texas limited partnership and J-Hawk Corporation, a Texas corporation.

         "STANDARD & POOR'S" means Standard & Poor's, a division of the McGraw-Hill Companies, Inc., or its successor.

         "STANDARD INDUSTRY PRACTICES" means such collateral control, servicing and collection procedures that are customarily followed by Persons actively engaged in the business of acquiring distressed assets in a bulk transaction and managing and disposing of such assets, provided such collateral control, servicing and collection procedures shall be at least as rigorous as the Servicer, the Company, and the Realty Companies apply in managing, servicing and disposing of their own assets.

         "SUBSIDIARY" of any Person means any entity of which more than 50% (in number of votes) of the stock (or equivalent interests) is owned of record or beneficially, directly or indirectly, by that Person.

         "TAX ESCROW ACCOUNT" means a non-interest bearing account established by the Company with the Lockbox Bank into which the Tax Escrow Payments are to be deposited.

         "TAX ESCROW PAYMENTS" mean all payments made by or on behalf of Account Debtors (including REO Tax Escrow Payments) for a specified purpose (such as real estate tax payments, insurance payments, etc.) other than payments of principal, interest, fees and other amounts owed to the Company with respect to the Collateral Loans and all net insurance and condemnation proceeds received by or on behalf of the Company which are not available to be applied to the outstanding balance under the Collateral Loan in question but, rather, are required by the Collateral Documents to be used for purposes of repairing or rebuilding the real property in question.

         "TAXES" is defined in SECTION 2.6(a).

         "TEMPORARY CASH INVESTMENT" means any Investment (a) in obligations of the United States of America and agencies thereof and obligations guaranteed by the United States of America maturing within one year from the date of acquisition; (b) demand deposits and interest bearing time deposits evidenced by certificates of deposit issued by NationsBank of Texas, N.A., which are fully insured by the Federal Deposit Insurance Corporation or are issued by commercial banks organized under the Laws of the United States of America or any state thereof and having combined capital, surplus, and undivided profits of not less than $100,000,000 (as shown on such Person's most recently published statement of condition), and which certificates of deposit have the highest rating from Moody's; (c) commercial paper which has the





                                        12                       NOTE AGREEMENT
highest rating from Moody's; (d) eurodollar investments with demand deposits and interest bearing time deposits evidenced by financial institutions having combined capital, surplus, and undivided profits of not less than $100,000,000 (as shown on such Person's most recently published statement of condition), and which Investments have the highest rating from Moody's; or, if such institutions do not have a commercial paper rating, a comparable bond rating;
(e) any repurchase obligations secured by a pooling of one or more of the foregoing, including repurchase agreements with NationsBank of Texas, N.A., for so long as the short term unsecured debt of the repurchase obligor or its parent is rated in the highest rating category by Moody's; and (f) money market funds comprised of money market instruments with the highest rating by Moody's. No such Temporary Cash Investment may have a maturity which extends beyond the Distribution Date next succeeding the date of such Temporary Cash Investment.

         "TRUSTEE" means Bankers Trust Company of California, N.A. (or its successor appointed hereunder), acting as Trustee for the Noteholders under the Note Agreement Documents.

         "UNDERLYING COLLATERAL" means the real property, together with all improvements thereon, and any personal property which secures any of the Collateral Loans, or any one of such parcels of real property or items of personal property.

         "UNITED STATES PERSON" means (i) a citizen or resident of the United States, (ii) a domestic partnership, (iii) a domestic corporation, (iv) any estate (other than a foreign estate as defined under section 7701(a)(31)(a) of the Internal Revenue Code of 1986, as amended), and (v) any trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust, and (b) one or more United States fiduciaries have the authority to control all substantial decisions of the trust

         1.2 TIME REFERENCES. Unless otherwise specified, in this Agreement (a) time references (e.g., 10:00 a.m.) are to time in New York, New York, and (b) in calculating a period from one date to another, the word "from" means "from and including" and the word "to" or "until" means "to but excluding."

         1.3 OTHER REFERENCES. Unless otherwise specified, in this Agreement (a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender, (b) heading and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular document in which they are used, (e) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions, (f) references to "including" mean including without limiting the generality of any description preceding that word, (g) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (h) references to any Governmental Requirement include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (i) references to this Agreement or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

         1.4 ACCOUNTING PRINCIPLES. Except as used in SECTION 3.18 herein and unless otherwise specified, in this Agreement (a) GAAP determines all accounting and financial terms used herein, (b) all accounting principles applied in a current period must be comparable in all material respects to those applied during the preceding comparable period, and (c) all accounting and financial terms and compliance with reporting covenants must be on a consolidated basis.





                                        13                       NOTE AGREEMENT

SECTION  2       NOTES AND TERMS OF PAYMENT

         2.1     NOTES AND PAYMENTS.

                 (a) NOTES; DENOMINATIONS. The Company will authorize the issuance and sale of $93,908,994 aggregate principal amount of its Notes. The Notes will be issued only in registered form and in minimum denominations of $2,000,000 principal amount and in integral multiples of $1,000 in excess thereof, except that one Note may be issued in a principal amount not in an integral multiple of $1,000. The Notes shall be known and designated as the "7.66% Asset Backed Notes Due June 5, 2002" of the Company.

                 (b) PAYMENT. Distributions of Portfolio Collections, and to the extent necessary, fundings from the Liquidity Reserve Account, for payment of interest, principal and Make-Whole Amounts, if any, shall be made by the Lockbox Bank to the Trustee by wire transfer of immediately available funds into the Disbursement Account pursuant to
         SECTION 2.5 hereof by 5:00 p.m. on the Business Day prior to each Payment Date (each such date being a "DISTRIBUTION DATE"), upon receipt of payment instructions from the Servicer which have been verified by the Trustee. Each payment and prepayment on the Notes shall be (i) paid to the Person in whose name the Note is registered at the close of business on the Record Date (each a "HOLDER OF RECORD") and (ii) made to each such Holder of Record in immediately available funds by 12:00 p.m. on each Payment Date by the Trustee to the extent of funds in the Disbursement Account. Note payments made after 12:00 p.m. on any Payment Date shall be deemed made on the next succeeding Business Day and such funds shall accrue interest as if such payments were made on the next succeeding Business Day. Should the principal of, or any installment of the principal or interest on, the Notes become due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest shall be payable on the amount of such payment, at the respective rates set forth in the Notes, with respect to such extension.

                 (c)      LEGENDING OF THE NOTES; RESTRICTION ON TRANSFERS.

                          (i) The Notes shall not be transferable except upon the satisfaction of the conditions specified below. Each Note shall be stamped or otherwise imprinted with a legend in substantially the following form:

         THIS NOTE WAS ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
         SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE HOLDER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
         SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT
         (a) THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (b) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (PROVIDED THAT PRIOR TO





                                        14                       NOTE AGREEMENT

         SUCH TRANSFER, THE HOLDER MUST FURNISH TO THE TRUSTEE AND ISSUER AN INVESTOR LETTER, LEGAL OPINIONS AND OTHER INFORMATION AS THE ISSUER AND TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT) AND
         (2) IN EACH CASE, (a) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, (b) BY DELIVERY OF A SIGNED LETTER CONTAINING REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND (c) IN ACCORDANCE WITH THE PROVISIONS OF THE NOTE AGREEMENT DATED AS OF JUNE 6, 1997 (A COPY OF WHICH WILL BE PROVIDED BY THE ISSUER TO THE HOLDER UPON WRITTEN REQUEST AT NO CHARGE), AND
         (b) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE OF THE RESALE RESTRICTIONS SET FORTH IN (a) ABOVE.

         THIS NOTE MAY NOT BE PURCHASED BY OR TRANSFERRED TO A PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF A PLAN TO ACQUIRE SUCH NOTE UNLESS IT IS PURCHASING THE NOTE WITH THE ASSETS OF AN INSURANCE COMPANY GENERAL ACCOUNT AND THE EXEMPTIVE RELIEF AFFORDED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60") IS AVAILABLE FOR THE PURCHASE AND HOLDING OF THE NOTE BY SUCH PURCHASER. EACH TRANSFEREE OF THIS NOTE SHALL BE REQUIRED TO (i) EXECUTE AN INVESTOR LETTER IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE TRUSTEE AND ISSUER STATING THAT (a) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, A PLAN OR USING THE ASSETS OF A PLAN TO ACQUIRE SUCH NOTE OR (b) IT IS ACQUIRING THE NOTE WITH THE ASSETS OF AN INSURANCE COMPANY GENERAL ACCOUNT AND THAT THE EXEMPTIVE RELIEF AFFORDED UNDER SECTIONS I AND III OF PTE 95-60 IS AVAILABLE FOR THE PURCHASE AND HOLDING OF SUCH NOTE; OR (ii) PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE TRUSTEE AND ISSUER THAT THE PURCHASE OR HOLDING OF THE NOTE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE ASSET PORTFOLIO BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE ISSUER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE NOTE AGREEMENT.

                          (ii) Each Noteholder by acceptance of a Note bearing the restrictive legend set forth above, agrees that (i) the Notes have not been and will not be registered under the





                                        15                       NOTE AGREEMENT

         Securities Act or any state or foreign securities laws and (ii) the Notes may be transferred, resold or pledged only to a Qualified Institutional Buyer purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A under the Securities Act or (y) to sophisticated institutional investors which are "accredited investors" as such term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, or, if the Notes are to be purchased for one or more institutional accounts ("investor accounts") for which a person is acting as fiduciary or agent (except if such person is a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as described in Section 3(a)(5)(a) of the Securities Act, whether acting in its individual or in a fiduciary capacity), each such investor account is an institutional investor and an "accredited investor" on a like basis. The Noteholder further understands that neither the Company nor the Trustee is under any obligation to register the Notes or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Securities Act and from applicable state or foreign securities laws, unless such transfer is made in reliance on Rule 144A of the Securities Act by a person not affiliated with the Company, the Trustee or the Company shall, if such transfer is made within two years from the later of (a) the Closing Date and (b) the last date on which the Company or any affiliate of the Company was the beneficial owner of the Note which is proposed to be transferred, require an opinion of counsel that such transfer may be made pursuant to an exemption from the Securities Act and any applicable state and foreign securities laws, which opinion of counsel shall not be an expense of the Trustee or the Company. The Noteholder shall, and does hereby agree to, indemnify the Trustee and the Company against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal, state and foreign laws. In addition, no transfer of a Note may be made unless the prospective transferee provides the Company and the Trustee with an Investor's Letter substantially in one of the forms attached as Exhibit F.

                 (d) CUSIP NUMBERS. The Company in issuing the Notes may use "CUSIP PLACEMENT NUMBERS" (herein so called) issued by Standard & Poor's CUSIP Service Bureau (if then generally in use), and the Trustee shall use CUSIP Numbers in notices as a convenience to Noteholders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes.

         2.2     INTEREST AND PRINCIPAL PAYMENTS.

                 (a) INTEREST. Notwithstanding any cure periods available under SECTION 8.1(a) hereof, interest on the unpaid principal amount outstanding under the Notes shall be payable monthly on the fifth
         (5th) day of each month following the Closing Date hereafter, commencing July 5, 1997, and on the Maturity Date (each such date a "PAYMENT DATE"). Interest payable on each Payment Date shall be all interest accrued and unpaid through the last day of the month preceding the Payment Date, including any additional interest required under SECTION 2.3 hereof calculated at the Default Rate. In the event that the amount of accrued and unpaid interest on the Notes payable on any Payment Date exceeds the funds available to the Trustee for distribution to the Noteholders on such Payment Date, the Company shall remain liable for the prompt payment of such excess amount of interest on the applicable Payment Date.





                                        16                       NOTE AGREEMENT

                 (b) PRINCIPAL. The unpaid principal amount of the Notes shall be due and payable from distributions of Portfolio Collections pursuant to SECTION 2.5(b)(IX), provided however, that all unpaid principal, together with accrued-but-unpaid interest on the Notes and any Make-Whole Amount, shall be due and payable in full on the Maturity Date.

                 (c)      PREPAYMENTS.

                          (i) OPTIONAL PREPAYMENTS. The Company may upon ten (10) Business Days prior written notice to the Trustee, prepay the principal of the Notes then outstanding, in whole or in part, at any time or from time to time. Until such time as the aggregate outstanding principal balance of the Notes is less than $9,390,900, if the Company prepays any outstanding principal of the Notes before June 5, 1999 (other than from distributions of Portfolio Collections pursuant to SECTION 2.5(b) hereof) the Company shall pay to each Noteholder that Noteholder's pro rata part of the total Make-Whole Amount related to the Notes in connection with such prepayment. In no case shall the Company be required to pay the Make-Whole Amount with respect to principal on the Notes prepaid on or after June 5, 1999.

                          (ii)    GENERAL PREPAYMENT PROVISIONS.  Any
                 prepayment of the Notes shall be (a) made together with interest accrued (through the date of such prepayment) on the principal amount prepaid, and (b) applied first to accrued interest and then to principal.

         2.3 INTEREST RATE. The unpaid principal of the Notes shall bear interest from the Closing Date until paid in full at a rate per annum which shall be equal to the lesser of (a) the Maximum Rate and (b) 7.66%. All past due principal, and to the extent permitted by applicable Governmental Requirements, interest and Make-Whole Amount, if any, on the Notes shall bear interest from the applicable Payment Date until paid at the lesser of (a) the Default Rate or (b) the Maximum Rate.

         2.4 INTEREST CALCULATIONS. Interest will be computed as if each calendar month consisted of 30 days and each calendar year consisted of 360 days (unless the calculation would result in an interest rate greater than the Maximum Rate). All interest rate determinations and calculations by the Servicer or the Trustee are conclusive and binding absent manifest error.

         2.5     LOCKBOX ACCOUNTS; DISTRIBUTIONS OF PORTFOLIO COLLECTIONS.

                 (a) LOCKBOX ACCOUNT. All Portfolio Collections shall be directed to and deposited into one of the Lockbox Accounts. Any payments or other proceeds of Collateral received by the Company, Servicer, or the Realty Companies shall be deemed received by that party in trust for the owner or beneficiary of the Lockbox Accounts and shall be forthwith deposited by that party, immediately upon receipt, into one of the Lockbox Accounts in the form received, duly endorsed by that party for deposit into such Lockbox Account.

                 (b) DISTRIBUTIONS OF PORTFOLIO COLLECTIONS. On the Business Day preceding each Distribution Date, the Company shall cause funds on deposit in the Lockbox Account maintained with the Additional Lockbox Bank to be transferred to the Lockbox Account maintained with the Lockbox Bank. Subject to SECTION 8.2 hereof, on each Distribution Date, the Company shall cause funds on deposit in the Lockbox Account maintained with the Lockbox Bank, to be transferred by





                                        17                       NOTE AGREEMENT
         the Lockbox Bank, (i) upon receipt of payment instructions from the Servicer delivered to the Lockbox Bank and the Trustee in a form mutually agreed upon between the Trustee and the Servicer, and (ii) following approval by the Trustee, and applied in the following priorities:

                          (i) First, (a) to transfer out of such Lockbox Account any funds that do not constitute Portfolio Collections and that were erroneously deposited to the related Lockbox Account and (b) to transfer any Tax Escrow Payments related to the Asset Portfolio received from Account Debtors to the appropriate Tax Escrow Account in an amount requested by the Servicer, which amount shall represent the total amount of Tax Escrow Payments related to the Asset Portfolio paid into such Lockbox Account prior to such Payment Date to the extent not previously deposited in the Tax Escrow Account;

                          (ii) Second, to the payment of any fees and expenses then due and payable to the Trustee, the Lockbox Bank, the Additional Lockbox Bank, and the Collateral Custodian pursuant to this Agreement, the Lockbox Agreements and the Custodial Agreement;

                          (iii) Third, to reimburse the Company or Servicer for any Protective Advances made and not previously reimbursed;

                          (iv) Fourth, to the payment to the Servicer of any Servicing Fees then due to the Servicer pursuant to the terms of the Servicing Agreement;

                          (v) Fifth, to the payment to the Trustee by deposit in the Disbursement Account, for distribution to the Noteholders, of all accrued and unpaid interest on the Notes which is due and payable on the Payment Date next following such Distribution Date;

                          (vi) Sixth, at the option of the Servicer, to the deposit into the Operating Reserve Account, of such amounts as Servicer may reasonably deem necessary to ensure adequate funds are available when needed to pay (a) budgeted expenses for the Asset Portfolio and (b) other operating expenses of the Company payable to third parties which operating expenses shall not exceed $50,000 in the aggregate for any given year, or such expenses as are otherwise approved in writing by the Trustee, with the consent of the Determining Noteholders, provided, however that the amount in the Operating Reserve Account shall never exceed three per cent (3%) of the aggregate outstanding principal balance of the Notes at any point in time, unless otherwise approved in writing by the Trustee, with the consent of the Determining Noteholders;

                          (vii) Seventh, to the deposit, if necessary, into the Liquidity Reserve Account, of such amounts required to replenish such account up to the Liquidity Reserve Amount as of the Payment Date next following such Distribution Date;

                          (viii) Eighth, to repay the Company (in an aggregate amount for all Distribution Dates) the sum of $1,198,904.83, evidencing the amount initially deposited by the Company into the Liquidity Reserve Account on the Closing Date; and





                                        18                       NOTE AGREEMENT

                          (ix) Ninth, the balance is to be paid to the Noteholders and applied as principal payments on the Notes until payment of the Notes in full.

         2.6     TAXES.

                 (a) Any and all payments by the Company under this Agreement or under the Notes shall be made free and clear of, and without deduction for, any and all present or future taxes, assessments, levies, imposts, deductions, charges or withholdings imposed upon Company, its income, or any of its properties, franchises or assets by any Governmental Authority excluding, in the case of each Noteholder, (a) taxes imposed on its income and franchise taxes imposed on it by the jurisdiction under the laws of which each such Noteholder is organized or is or should be qualified to do business or any political subdivision thereof (b) taxes, duties or other charges imposed as a result of the failure by any Noteholder to provide any form or certificate required under SECTION 2.6(d) and (c) any "backup withholding" required pursuant to Section 3406 of the United States Internal Revenue Code (all such non-excluded taxes, duties and charges being herein called "TAXES"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or under the Notes, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.6), the Noteholders receive an amount equal to the sum they would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Governmental Requirements.

                 (b) In addition, the Company agrees to pay any present or future Other Taxes.

                 (c) The Company will indemnify the Noteholders for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this SECTION 2.6) paid by the Noteholders or any liability (including penalties and interest) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date any Noteholder makes written demand therefor.

                 (d) Each Noteholder agrees to indemnify and hold harmless (severally and not jointly, and only as to actions by that Noteholder) the Company and the Trustee against any United States withholding taxes (and related interest and penalties) which the Company or the Trustee fails to withhold on payments to such Noteholder as a result of the invalidity of any certificate or form provided by such Noteholder pursuant to this SECTION 2.6.

                 (e) Within 30 days after the date of any payment of Taxes, the Company will furnish to any Noteholder on whose account such Taxes were paid, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof.

                 (f) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this SECTION 2.6 shall survive the payment in full of all principal and interest hereunder.





                                        19                       NOTE AGREEMENT

                 2.7      RESERVE FUNDS.

                 (a) OPERATING RESERVE ACCOUNT. The Company shall establish an account with the Lockbox Bank (the "OPERATING RESERVE ACCOUNT") to deposit cash available for distribution on any Business Day in accordance with SECTION 2.5(b)(vi) for the sole purposes of (a) making Protective Advances, (b) funding property improvement expenses,
         (c) funding Permitted Lease-Up Expenses with respect to REO Property and (d) paying operating expenses of the Company provided for in this Agreement. On the Closing Date, the Company shall deposit, out of first month's Portfolio Collections, the sum of $500,000 into the Operating Reserve Account and the balance of such month's Portfolio Collections into one of the Lockbox Accounts.

                 (b) LIQUIDITY RESERVE ACCOUNT. The Company shall establish an account with the Lockbox Bank (the "LIQUIDITY RESERVE ACCOUNT") and shall deposit cash on the Closing Date in an amount equivalent to two (2) months of projected interest on the Notes (assuming no payments of principal on the Notes are made during such two-month period) for the sole purpose of enabling the Lockbox Bank, upon the directions of the Servicer and with the authorization of the Trustee, to deposit with the Trustee required interest payments on the Notes. In the event that the amount of funds in the Lockbox Account maintained with Lockbox Bank for any month is insufficient for all interest payments to be made in such month, the Servicer with the authorization of the Trustee, shall direct the Lockbox Bank to wire transfer in immediately available funds no later than 5:00 p.m. on the Distribution Date amounts in the Liquidity Reserve Account as necessary to make the payments required by SECTION 2.1(b) hereof. On each Distribution Date, the amount by which the funds on deposit in the Liquidity Reserve Account exceed the Liquidity Reserve Amount (after giving effect to all payments required by SECTION 2.5 to be made on the Payment Date next succeeding such Distribution Date), shall be transferred by the Lockbox Bank and applied in the order set forth in SECTION 2.5(b).

                 (c) PLEDGE OF RESERVE FUNDS. The Lockbox Accounts, Operating Reserve Account and Liquidity Reserve Account will be established for the Company and pledged to the Trustee on behalf of the Noteholders pursuant to the Pledge of Accounts.

SECTION 3 REPRESENTATIONS AND WARRANTIES. The Company and each Realty Company, each represents and warrants to the Trustee, for the benefit of each Noteholder that as of the Closing Date:

         3.1 ORGANIZATION AND GOOD STANDING. Each of the Company and each Realty General Partner is a corporation, duly organized and validly existing under the laws of the State of Texas; has duly qualified and is authorized to do business and is in good standing in all states and jurisdictions where the character of its assets or the nature of its activities make such qualification necessary and where the failure to qualify could have a Material Adverse Effect; and has not been known as or used any corporate, fictitious or trade names in the past, except as was required to conduct business in a state other than its state of incorporation, in which case it used a name substantially similar to its name. Each Realty Company is a limited partnership duly organized and validly existing under the laws of the State of Texas; has duly qualified and is authorized to do business and is in good standing in all states and jurisdictions where the character of its assets or the nature of its activities make such qualification necessary and where the failure to qualify could have a Material Adverse Effect; and has not been known as or used any corporate, fictitious or trade names in the past, except as was required to conduct business in a state other than its state of formation, in which case it used a name substantially similar to its name. The chief executive office and





                                        20                       NOTE AGREEMENT
principal place of business of the Company and each Realty Company is at the address identified as the Company's address in SECTION 10.5.

         3.2 AUTHORIZATION AND POWER. The Company and the Realty Companies have the power and requisite authority to execute, deliver and perform this Agreement, the Notes and the other Note Agreement Documents to which they are a party; the Company and the Realty Companies are duly authorized to, and all necessary action has been taken to authorize the Company and the Realty Companies to, execute, deliver and perform this Agreement, the Notes and any other document executed in connection therewith and such Persons are and will continue to be duly authorized to perform under these agreements.

         3.3 NO CONFLICTS OR CONSENTS. Neither the execution and delivery of this Agreement, the Notes or the other Note Agreement Documents, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or materially conflict with any provision of law, statute or regulation to which the Company or any Realty Company is subject or any judgment, license, order or permit applicable to the Company or any Realty Company, or any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which the Company or any Realty Company is a party or by which the Company, or any Realty Company may be bound, or to which the Company or any Realty Company may be subject, or violate any provision of the partnership agreement of the Company or any Realty Company.
No consent, approval, authorization or order of any court or Governmental Authority or third party is required in connection with the execution and delivery by the Company or any Realty Company of this Agreement, the Notes, the other Note Agreement Documents, or to consummate the transactions contemplated hereby or thereby.

         3.4 ENFORCEABLE OBLIGATIONS. This Agreement, the Notes and the other Note Agreement Documents are the legal and binding obligations of the Company and the Realty Companies, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and general equity principles. Each Loan Contribution Agreement is genuine and is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and general equity principles.

         3.5 NO LIENS. Except for Permitted Liens, all of the properties and assets of the Company and the Realty Companies are free and clear of all mortgages, liens and encumbrances and the Company and the Realty Companies have and will have good and indefeasible title to their properties and assets.

         3.6 FINANCIAL CONDITION. No changes having a Material Adverse Effect have occurred in the financial condition or business of the Company since the date of formation of the Company.

         3.7 FULL DISCLOSURE. There is no fact that the Company has not disclosed to any Noteholder purchasing the Notes on the Closing Date, in writing that could have a Material Adverse Effect. Neither the Note Agreement Documents nor any financial statement, certificate, report, document or other writing furnished by or on behalf of the Company or the Realty Companies to any such Noteholder in connection with negotiation of the sale of the Notes and other transactions contemplated by the Note Agreement Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, taken as a whole, not misleading in light of the circumstances under which they were made.





                                        21                       NOTE AGREEMENT

         3.8 NO DEFAULT; POTENTIAL DEFAULT. No event has occurred and is continuing which constitutes an Event of Default or Potential Default.

         3.9 MATERIAL AGREEMENTS. Other than the Loan Contribution Agreements, the documents contemplated thereby to be executed by the Company or the Realty Companies and the Note Agreement Documents, there are no material agreements (including, without limitation, all agreements which, if breached, could directly or indirectly have a Material Adverse Effect) of the Company or the Realty Companies.

         3.10 NO LITIGATION. There are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of the Company or the Realty Companies threatened, against the Company or the Realty Companies. There are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of the Company or the Realty Companies threatened, against any of their respective assets except for any defenses or counterclaims asserted by an Account Debtor in any pending litigation relating to collection or foreclosure of the Collateral Loans or bankruptcy of the Account Debtor, provided that the amount asserted in any such counterclaims, in the reasonable determination of the Servicer, does not exceed the principal balance of the applicable Collateral Loan.

         3.11 BURDENSOME CONTRACTS. Neither the Company nor any Realty Company is a party to, or is bound by, any contract other than those contemplated by this Agreement.

         3.12 TAXES. All tax returns required to be filed by the Company and the Realty Companies in any jurisdiction have been filed and, subject to
SECTION 5.3 herein with respect to payment of ad valorem taxes, all taxes (including mortgage recording taxes), assessments, fees and other governmental charges upon the Company or the Realty Companies or upon any of their properties, income or franchises, have been paid prior to the time that such taxes could give rise to a lien thereon. There is no proposed tax assessment against the Company or the Realty Companies and there is no basis for such assessment.

         3.13 PRINCIPAL OFFICE, ETC. The principal office, chief executive office and principal place of business of the Company and the Realty Companies is at 6400 Imperial Drive, P.O. Box 8216, Waco, Texas, 76714-8216. The Company and the Realty Companies maintain their principal records and books at such address.

         3.14    ERISA.  No Plan exists or has existed in the past.

         3.15 COMPLIANCE WITH LAW. The Company and the Realty Companies have duly complied with, and their assets, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules, regulations and orders (including, without limitation, Applicable Environmental Laws) applicable to the Company or the Realty Companies, as the case may be, and their assets or the conduct of their business and they possess all required licenses, permits, authorizations and approvals for the conduct of their business, the ownership of their properties and their execution, delivery and performance of this Agreement except where the failure to do so would not have a Material Adverse Effect on the Company or the Realty Companies, as the case may be. To the best knowledge of the Company and the Realty Companies, neither the Company nor the Realty Companies, nor any of the REO Property or Underlying Collateral, is in material violation of any Applicable Environmental Law or subject to any existing, pending or overtly threatened investigation by





                                        22                       NOTE AGREEMENT
any Governmental Authority under any Applicable Environmental Law. To the best knowledge of the Company and the Realty Companies, no Hazardous Substance (a) has been disposed of or released on any REO Property or the Underlying Collateral or (b) is located thereon. No REO Property, Underlying Collateral or any property adjoining any REO Property or Underlying Collateral is being used, or, to the Company's or each Realty Company's best knowledge, has been used at any time, for the generation, disposal, storage, treatment, processing or other handling of any Hazardous Substance, and no environmental permits are required for the operation of the businesses or other activities being conducted on any REO Property or Underlying Collateral. The foregoing provisions of this SECTION 3.15 are subject to the following qualifications:
(a) the use by the Realty Companies or the owners of any Underlying Collateral of limited quantities of Hazardous Substances in the ordinary conduct of their business and in accordance with industry customs and all Applicable Environmental Laws shall not be a breach of the representations of this SECTION
3.15 and (b) such representations are subject to the exception of (i) with respect to the Company and the Realty Companies, all matters disclosed to any Noteholder purchasing its Notes on the Closing Date and (ii) with respect to any Collateral Loans, all matters disclosed to or otherwise made available to any such Noteholder in writing before the date of this Agreement.

         3.16 GOVERNMENT REGULATION; MARGIN REGULATIONS. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other law (other than Regulation X) which regulates the incurring by the Company of Indebtedness, including but not limited to laws relating to common contract carriers or the sale of electricity, gas, steam, water, or other public utility services. No portion of the proceeds of any Note shall be used by Company in any manner that might cause the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System.

         3.17 NO SUBSIDIARIES. The Company has not formed or acquired any Subsidiary other than the Realty Companies.

         3.18 SOLVENCY. As of the date hereof, and after giving effect to each transaction contemplated in this Agreement, (a) the aggregate fair market value of the Company's assets exceed, and will exceed, its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) the Company has, and will have, sufficient cash flow to enable it to pay its debts as they mature, and (c) the Company has, and will have, a reasonable amount of capital to conduct its business as presently contemplated. As of the date hereof, and after giving effect to each transaction contemplated in this Agreement, (a) the aggregate fair market value of the each Realty Company's assets exceed, and will exceed, its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) each Realty Company has, and will have, sufficient cash flow to enable it to pay its debts as they mature, and (c) each Realty Company has, and will have, a reasonable amount of capital to conduct its business as presently contemplated.

         3.19 OWNERSHIP OF THE COMPANY AND EACH REALTY COMPANY. Each of the Shareholders owns the percentage of capital stock of the Company set forth below:





                                        23                       NOTE AGREEMENT

         -----------------------------------------------------------------
                  Shareholder                          Ownership Interest
         -----------------------------------------------------------------

         Diversified Financial Systems, Inc.                 28.28%
         -----------------------------------------------------------------
         Diversified Performing Assets, Inc.                  7.45%
         -----------------------------------------------------------------
         Diversified Financial Systems L.P.                   0.89%
         -----------------------------------------------------------------
         SV Asset Partners L.P.                               0.51%
         -----------------------------------------------------------------
         J-Hawk Corporation                                  12.43%
         -----------------------------------------------------------------
         WAMCO IX, Ltd.                                       3.30%
         -----------------------------------------------------------------
         WAMCO XXII, Ltd.                                    47.14%
         -----------------------------------------------------------------


On the Closing Date, the Shareholders and their transferees will transfer stock of the Company such that the stock of the Company will be owned 80% by FirstCity Financial Corporation and 20% by CFSC Capital Corp. II. The REO General Partner owns a 2% general partnership interest in the REO Affiliate and the Company owns a 98% limited partnership interest in the REO Affiliate and 100% of the issued and outstanding stock of the REO General Partner. SVD Realty Asset Corp., a Texas corporation, owns a 2% general partnership interest in SVD Realty L.P. and J-Hawk Corporation owns a 98% limited partnership interest in SVD Realty L.P. SOWAMCO XXII of Texas, Inc., a Texas corporation, owns a 2% general partnership interest in SOWAMCO XXII, Ltd., a Texas limited partnership, and WAMCO XXII, Ltd., a Texas limited partnership, owns a 98% limited partnership interest in SOWAMCO XXII, Ltd.

         3.20 SERVICE OF PROCESS. The Company hereby appoints CT Corporation System, 1633 Broadway, New York, New York 10019, to be its agent for service of process in New York and CT Corporation System has accepted such appointment.

         3.21 SECURITIES LAWS. Neither the Company, the Servicer, the Realty Companies nor anyone acting on behalf of any of them has offered the Notes or any similar securities of the Company for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than Noteholders purchasing the Notes on the Closing Date, each of which has been offered the Notes at a private sale for investment. Neither the Company, Servicer, the Realty Companies nor anyone acting on behalf of any of them has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of
Section 5 of the Securities Act.

         3.22 COLLATERAL LOAN SCHEDULE. The information set forth on the Collateral Loan Schedule with respect to each Collateral Loan is true and correct.

         3.23 NO SETOFF RIGHTS. To the Company's best knowledge, there are no rights of setoff, counterclaim, recision or other defenses available to the Account Debtor of any Collateral Loan.

         3.24 COMPLIANCE WITH LAWS. To the Company's best knowledge, all federal, state and local laws, rules and regulations applicable to each Collateral Loan, including, without limitation those relating to usury, equal credit opportunity, real estate settlement procedures or disclosure, have been satisfied or complied with.

         3.25 OWNERSHIP OF THE COLLATERAL LOANS. The Company has good and indefeasible title to each Collateral Loan and is the sole owner of such Collateral Loan, has full right and authority to pledge such





                                        24                       NOTE AGREEMENT

Collateral Loan pursuant to the Security Agreement, and is pledging such Collateral Loan to the Trustee, for the benefit of the Noteholders, free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature, other than Liens in favor of existing lenders to the Shareholders, which Liens will be released contemporaneously with issuance of the Notes.

         3.26 ENFORCEABILITY OF COLLATERAL DOCUMENTS. To the Company's best knowledge, each promissory note evidencing a Collateral Loan and each other related Collateral Document, is genuine and is the legal, valid and binding obligation of the Account Debtor which is a party to such documents, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and general equity principles.

         3.27 NO MODIFICATION OR WAIVER. Except as evidenced by a Collateral Document delivered to the Collateral Custodian, to the Company's best knowledge, no Account Debtor of any Collateral Loan has been released, no Collateral Loan has been subordinated and no Collateral Document has been waived, modified, altered, satisfied or canceled in any respect.

         3.28 SURVIVAL OF REPRESENTATIONS, ETC. All representations and warranties by the Company and the Realty Companies in this Agreement shall survive delivery of the Notes.

SECTION 4 CONDITIONS PRECEDENT. No Noteholder purchasing Notes on the Closing Date is obligated to purchase the Notes unless such Noteholder has received all of the following and the following other conditions have been satisfied on or before the Closing Date.

         4.1 NOTE AGREEMENT. A duly executed Note Agreement, dated on or before the Closing Date, and all other Note Agreement Documents.

         4.2 NOTES. Notes executed by the Company, substantially in the form of EXHIBIT "A", payable to each such Noteholder in the aggregate amount of its purchase, each dated the Closing Date.

         4.3     DELIVERY OF COLLATERAL.

                 (a) The Company shall deliver to Collateral Custodian the following instruments and documents in which the Company has granted and in which it hereafter grants to the Trustee for the benefit of the Noteholders a security interest, provided that, except for the note evidencing each Collateral Loan, such documents and instruments shall only be required to be delivered to the extent such instruments and documents exist and were in the possession of a Shareholder or a custodian for a Shareholder, and provided further, that assignments to be recorded will be delivered to the Servicer and promptly forwarded by the Servicer to the Collateral Custodian after having been recorded:

                          (i) the original note evidencing each Collateral Loan (endorsed, accompanied by an allonge, or otherwise assigned to the Company), endorsed in the name of the Trustee for the benefit of the Noteholders which endorsement may be on the original note or by Allonge or, when the original note is unavailable, a lost note affidavit together with a certified copy of each such note;





                                        25                       NOTE AGREEMENT

                          (ii) for each Collateral Loan secured by real property, the recorded original mortgage or deed of trust securing such Collateral Loan, together with a duly executed and recorded assignment (or assignment in recordable form) to each prior holder of such Collateral Loan, including the applicable Shareholder, and a duly executed assignment to the Company in recordable form thereof;

                          (iii) for each Collateral Loan secured by personal property which can be perfected under the Uniform Commercial Code, as adopted by the State whose laws govern perfection of such security interests, a file-stamped copy of the UCC-1 financing statement filed to secure such Collateral Loan, together with UCC-3 assignment to each prior holder of such Collateral Loan, including the applicable Shareholder, and a UCC-3 assignment to the Company in proper form for recordation in the applicable recording office and for each Collateral Loan secured by other personal property, appropriate evidence of the perfection of the security interest in such collateral in favor of the Company;

                          (iv) the original guaranties and assignments of rents, if any, and other instruments and documents, including any possessory documents, relating to security for and payment of each Collateral Loan;

                          (v) for each Collateral Loan secured by real property, an attorney's opinion or a policy of mortgage title insurance on American Land Title Association's standard policy form (revised coverage, most recent form) or on other policy forms as may be required by applicable laws, statutes, rules, or regulations from a national title insurance company, in favor of the Company, its successors and assigns, or its predecessors in interest, insuring the lien of the mortgage securing the note (subject only to such liens and encumbrances as are generally acceptable to reputable lending institutions, mortgage investors and securities dealers and to Permitted Liens);

                          (vi) duly executed Collateral Assignments to the Trustee for the benefit of the Noteholders thereof; and

                          (vii) a transmittal letter and computer-readable diskette listing all documents being delivered to Collateral Custodian.

                 (b) The Company shall deliver to Servicer all other documents related to the Collateral Loans, to the extent such instruments and documents exist and were in the possession of the Shareholders or a custodian for any Shareholder, including without limitation the following:

                          (i) evidence that the premises covered by the mortgage, deed of trust or other documents securing such Collateral Loan is insured against fire and other perils for extended coverage for an amount at least equal to the amount required under SECTION 7.3;

                          (ii) original copies, or photocopies of surveys and all other instruments, documents and other papers pertaining to the Collateral Loan, if any; and





                                        26                       NOTE AGREEMENT

                          (iii) other documentation as the Servicer may reasonably deem proper, including without limitation, all disclosures required by applicable Truth-in-Lending and other consumer credit regulations promulgated by any Governmental Authority.

         4.4 OFFICER'S CERTIFICATE. Certificates signed by duly authorized officers of the Company and the REO General Partner stating that (to the best knowledge and belief of such officer, after reasonable and due investigation and review of matters pertinent to the subject matter of such certificate):
(a) all of the representations and warranties contained in SECTION 3 and the other Note Agreement Documents are true and correct as of the Closing Date; and
(b) no event has occurred and is continuing, or would result from the transactions contemplated herein, which constitutes an Event of Default or Potential Default.

         4.5 ORGANIZATIONAL DOCUMENTS. True, correct and complete copies of the following: (a) the articles of incorporation of the Company, the REO General Partner and the Servicer, each certified as of a date within ten days of the Closing Date by the Secretary of State of Texas, (b) the bylaws of, and appropriate corporate resolutions on behalf of, the Company, the REO General Partner and the Servicer, each certified as of the Closing Date by the Secretary of the Company, REO General Partner and Servicer, as applicable, and
(c) the partnership agreement documents forming the Realty Companies.

         4.6 RESOLUTIONS. Resolutions of the Company, each Realty General Partner and the Servicer approving the execution, delivery and performance of the Note Agreement Documents to which the Company, any Realty Company or the Servicer, as applicable, is a party and the transactions contemplated herein and therein, duly adopted by their board's of directors, and accompanied, as appropriate, by certificates of the secretary of each such corporation that such resolutions are true and correct, have not been altered or repealed and are in full force and effect.

         4.7 INCUMBENCY CERTIFICATE. A signed certificate of the secretary of the Company, the REO General Partner and the Servicer which shall certify the names of the officers of the Company, REO General Partner and Servicer, respectively, authorized to sign each of the Note Agreement Documents and the other documents or certificates to be delivered pursuant to the Note Agreement Documents, together with the true signatures of each such officer. The Trustee and the Noteholders may conclusively rely on such certificate until it shall receive a further certificate of the secretary of such corporation canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

         4.8 CERTIFICATES. Certificates of existence and good standing for the Company, the REO General Partner and the Servicer issued by the Texas Secretary of State, each dated within ten (10) days of the Closing Date.

         4.9 RECORDABLE DOCUMENTS. UCC financing statements and other filings or recordings as necessary to perfect the security interest in the Collateral Loans.

         4.10 LIEN SEARCHES. Current UCC lien searches from the Secretary of State of the State of Texas evidencing that the liens in favor of the Noteholders upon the Collateral are first priority Liens, subject only to Permitted Liens.

         4.11 INSURANCE. If available, evidence of insurance and loss payee endorsements required hereunder or other Note Agreement Documents and certificates or binders of insurance policies evidencing the insurance required by SECTION 7.3 hereof.





                                        27                       NOTE AGREEMENT

         4.12 RATING AGENCY LETTER. The signed letter from the Rating Agency confirming its proposed rating for the Notes as of the Closing Date, which must be rated at least "A2".

         4.13 CUSIP NUMBER. A CUSIP Number issued by Standard & Poor's CUSIP Service Bureau shall have been obtained for the Notes.

         4.14 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by the Note Agreement Documents and all documents and instruments incident to such transactions shall be satisfactory to the Noteholders purchasing Notes on the Closing Date and their special counsel, and such Noteholders and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         4.15 OPINION LETTERS. Opinion letters from the Company's legal counsel, dated the Closing Date, with respect to the issuance and sale of the Notes, this Note Agreement, the Note Agreement Documents and other related matters as the Trustee may reasonably request.

         4.16 ADDITIONAL INFORMATION. Such other information and documents as may reasonably be required by the Trustee or the Noteholders, including without limitation the Asset Portfolio Report reflecting information concerning the Asset Portfolio accurate as of May 31, 1997.

SECTION 5 AFFIRMATIVE COVENANTS. Until payment in full of the Notes and the performance of the Obligation, the Company hereby covenants to the Trustee for the benefit of each Noteholder, that (unless the Trustee as authorized by Determining Noteholders shall otherwise consent in writing):

         5.1 FINANCIAL STATEMENTS, REPORTS AND DOCUMENTS. The Company shall deliver, or (as appropriate) shall ensure the Servicer delivers, to the Trustee, or in the case of SECTION 5.1(f), to any Noteholder or Qualified Institutional Buyer, each of the following:

                 (a) ANNUAL STATEMENTS. As soon as available and in any event within one-hundred and twenty (120) days after the close of each fiscal year of the Company (which is currently the calendar year and which the Company shall not change without giving thirty days prior written notice to the Trustee), copies of the consolidated balance sheet of the Company (reflecting REO Property as inventory) as of the close of such fiscal year and consolidated statements of income and retained earnings and changes in financial position of the Company for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon (which shall not be qualified by reason of any limitation imposed by the Company) of KPMG Peat Marwick LLP, or of other independent public accountants of recognized national standing selected by the Company, to the effect that such financial statements have been prepared in accordance with GAAP consistently maintained and applied (except for changes in which such accountants concur) and that the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                 (b) QUARTERLY STATEMENTS. As soon as available and in any event within thirty (30) days after the close of each fiscal quarter of the Company, copies of the unaudited consolidated balance sheet of the Company (reflecting REO Property as inventory) as of the close of such fiscal





                                        28                       NOTE AGREEMENT
         quarter and the consolidated statements of income and retained earnings and changes in position of the Company for such fiscal quarter, all in reasonable detail;

                 (c) AUDIT REPORTS. Promptly upon receipt thereof, one copy of each written report submitted to the Company by independent accountants in any annual, quarterly or special audit made, including without limitation, the Closing Review, it being understood and agreed that all audit reports which are furnished to the Trustee pursuant to this SECTION 5.1 shall be treated as confidential, but nothing herein contained shall limit or impair any Noteholder's right to disclose such reports to any appropriate Governmental Authority or to use such information to the extent pertinent to an evaluation of the Obligation or to enforce compliance with the terms and conditions of this Agreement, or to take any lawful action which the Noteholder deems necessary to protect its interests under this Agreement;

                 (d) COMPLIANCE CERTIFICATE. Within thirty (30) days after the end of each fiscal quarter of the Company hereafter, a certificate executed by a Senior Vice President of the Company, stating that a review of the activities of the Company and the Realty Companies during such fiscal quarter has been made under his supervision and that each of the Company and the Realty Companies has observed, performed and fulfilled each and every obligation and covenant contained herein and is not in default under any of the same or, if any such default shall have occurred, specifying the nature and status thereof;

                 (e)      ASSET PORTFOLIO REPORT.  On or before the twentieth
         (20th) calendar day of each month, an Asset Portfolio Report (in hard copy or magnetic media) calculated as of the close of the immediately prior month for all Collateral Loans, provided however, that the individual asset status reports for each Collateral Loan shall only be required to be sent to the Noteholders upon the request for such information by any Noteholder; and

                 (f) ADDITIONAL FINANCIAL INFORMATION. Promptly upon request, to any Noteholder and any Qualified Institutional Buyer to whom any Note may be offered or sold by such Noteholder, the following information (which shall be reasonably current): a brief statement of the nature of the business of the Company; and the Company's most recent balance sheet and profit and loss and retained earning statement, and similar financial statements for such a part of the two preceding fiscal years as the Company has been in operation (such financial statements should be audited to the extent reasonably available). The requirement that the information be reasonably current will be presumed to be satisfied if (a) the balance sheet is as of a date less than sixteen (16) months before the date of any such resale, the statements of profit and loss and retained earnings are for the twelve (12) months preceding the date of such balance sheet, and if such balance sheet is not as of the date less than six (6) months before the date of such resale, it shall be accompanied by additional statements of profit and loss and retained earnings for the period from the date of such balance sheet to a date less than six (6) months before the date of such resale; or (b) the statement of the nature of the Company's business and its products and services offered is as of the date within twelve (12) months prior to the date of any such resale.

         5.2 ADDITIONAL REPORTS. The Company shall furnish to the Trustee, as soon as practicable, such other information concerning the Collateral Loans, or financial condition of the Company as the Trustee or Determining Noteholders shall reasonably request in form reasonably satisfactory to them. The delivery of any reports, statements and other information by the Company or Servicer shall be deemed a





                                        29                       NOTE AGREEMENT
representation and warranty that the same is true, accurate and complete except to the extent such reports or statements relate to estimates or projections of future collections or cashflows related to the Collateral Loans.

         5.3 PAYMENT OF TAXES, IMPOSITIONS AND OTHER INDEBTEDNESS. The Company and the Realty Companies will each pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, and all Impositions in accordance with its normal and customary standards, and in any event before any foreclosure action may be completed with respect to any of its assets, (b) all lawful claims (including claims for labor, materials and supplies), which, if unpaid, might become a Lien upon any of its property and (c) all of its other Indebtedness, except as prohibited hereunder.

         5.4 FILINGS. The Company and the Realty Companies will each file all federal, state and local tax returns and other reports that the Company or any Realty Company is required by law to file and maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any assets belonging to it.

         5.5 MAINTENANCE OF EXISTENCE AND RIGHTS; CONDUCT OF BUSINESS. The Company and each Realty Company will each preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and conduct its business in an orderly and efficient manner consistent with good business practices and in accordance with all applicable laws, rules, regulations and orders of any Governmental Authority.

         5.6 NOTICE OF DEFAULT. The Company and each Realty Company will each furnish to the Trustee, immediately upon becoming aware of the existence of any condition or event which constitutes an Event of Default or Potential Default, a written notice specifying the nature and period of existence thereof and the action which the Company or such Realty Company, as applicable, is taking or proposes to take with respect thereto.

         5.7 OTHER NOTICES. The Company and each Realty Company will each promptly notify the Trustee of (i) any Material Adverse Effect, (ii) any material default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any Indebtedness owing by it, (iii) any material adverse claim against or affecting it or any of its properties, and
(iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting the Company or such Realty Company.

         5.8 COMPLIANCE WITH NOTE AGREEMENT DOCUMENTS. The Company and each Realty Company will each promptly comply, and will cause Servicer to promptly comply, with any and all covenants and provisions of this Agreement, the Note, and all other Note Agreement Documents and all other reasonable requests by the Trustee or Determining Noteholders related to the Notes.

         5.9 COMPLIANCE WITH MATERIAL AGREEMENTS AND ORGANIZATIONAL DOCUMENTS. The Company and each Realty Company will each comply and will cause Servicer to comply, in all material respects with all material agreements, indentures, mortgages or documents binding on it or affecting its properties or business and all corporate, partnership and other organizational documents forming and governing the Company and the Realty Companies.





                                        30                       NOTE AGREEMENT

         5.10 OPERATIONS AND PROPERTIES. The Company and each Realty Company will each act prudently and in accordance with Standard Industry Practices in managing or operating its assets, properties, businesses and investments. The Company will keep, and with respect to REO Property, each Realty Company will keep, in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business and cause the Underlying Collateral and REO Property to be maintained in at least as good a condition as they existed on the Closing Date, ordinary wear and tear excepted, and will make, or ensure Servicer makes, such Protective Advances as may be required to do so; provided that neither Company, Servicer, nor any Realty Company shall be required to make any such Protective Advance where it is not in the best interest of the Company, any Realty Company or the Noteholders to make any such repairs or payments and the failure to do so is consistent with Standard Industry Practices.

         5.11 BOOKS AND RECORDS; ACCESS. The Company and each Realty Company will each give any Representative of the Trustee or any Noteholder access during all business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of the Company and each Realty Company and relating to its affairs, and to inspect any of the properties of the Company or each Realty Company.
The Company and each Realty Company will each maintain complete and accurate books and records of its transactions in accordance with good accounting practices.

         5.12 COMPLIANCE WITH LAW. The Company and each Realty Company will each comply with all applicable laws, rules, regulations, and all orders of any Governmental Authority applicable to it or any of its property, business operations or transactions, a breach of which could have a Material Adverse Effect on the Company's or such Realty Company's financial condition, business or credit. The Company and each Realty Company will each keep and maintain its assets and any REO Property in material compliance with, and shall not cause or permit any of the same to be in violation of, any Applicable Environmental Laws.

         5.13 AUTHORIZATIONS AND APPROVALS. The Company and each Realty Company will each promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable it to comply with its obligations hereunder and under the other Note Agreement Documents.

         5.14 FURTHER ASSURANCES. The Company and each Realty Company will make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, undertakings, conveyances, deeds of trust, mortgages, transfers, assignments, financing statements or other assurances, and take any and all such other action, as the Trustee or Determining Noteholders may, from time to time, deem reasonably necessary or proper in connection with this Agreement or any of the other Note Agreement Documents, the obligations of the Company or the Realty Companies hereunder or thereunder, or for better assuring and confirming unto the Noteholders all or any part of the security for any of such obligations, or for granting to the Trustee, for the benefit of the Noteholders, any security for the Obligation which the Trustee or Determining Noteholders may request from time to time, or for facilitating collection of the Collateral hereunder.

         5.15 COLLECTION EFFORTS. The Company will ensure the Servicer, on behalf of the Company, exercises collection efforts with respect to the Collateral Loans as is consistent with sound business practice and in
accordance with applicable law.   The Company will ensure the Servicer at all
times complies with





                                        31                       NOTE AGREEMENT

Standard Industry Practices and Servicer's past procedures related to collateral control, collection and reporting procedures with respect to all Collateral Loans. The Company's principal office shall at all times be maintained at the location indicated in SECTION 3.13 and the Company's books, records and files related to the Collateral Loans shall at all times be maintained at the Servicer's offices set forth on SCHEDULE 2 attached hereto. The Company shall maintain all files related to the Collateral Loans in a reasonably prudent manner.

         5.16 MANAGEMENT. The Company will give the Noteholders prompt notice of (a) all senior management changes and (b) any substantial material change in the Company's management structure or personnel contemplated by the Company.

         5.17    RECORDS.   The Company and/or Servicer will maintain complete
and accurate records and files pertaining to each Collateral Loan delivered to the Trustee or the Collateral Custodian, and retain such records and files together with all Collateral Documents, in the possession of the Company and/or Servicer, in restricted access secure facilities reasonably safe from loss or destruction.

         5.18 GRANT OF SPECIFIC LIENS. The REO Affiliate will (except as to property located in New York or Florida, unless requested to by the Trustee), at any time it acquires Underlying Collateral through a foreclosure, or deed-in- lieu of foreclosure, execute an REO Note and Mortgage and grant to the Company a first priority lien in such REO Property, subject only to Permitted Liens, to secure payment of the REO Note and all other obligations of the REO Affiliate to the Company, which REO Note and lien shall immediately be assigned to the Trustee and delivered to the Collateral Custodian as additional Collateral under the Security Documents.

         5.19 ANCILLARY AGREEMENTS. The Company and each Realty Company will fully comply with, and perform all of the terms of the Lockbox Agreements, the Servicing Agreement, and the other Note Agreement Documents applicable to it.

         5.20 DISPOSITION OF COLLATERAL LOANS. The Company, Servicer, and the Realty Companies will only dispose of Collateral Loans, or otherwise settle the amount owed on any Collateral Loan, for amounts which constitute a maximization of the rate of return on such Collateral Loans.

         5.21    GENERAL INDEMNITY; ENVIRONMENTAL INDEMNITY

                 (a) The Company and each Realty Company, each hereby agrees to indemnify, protect, and hold the Trustee and the Noteholders and their parents, subsidiaries, directors, officers, employees, representatives, agents, successors, assigns, affiliates and attorneys (collectively, with their successors and assigns, the "INDEMNIFIED PARTIES") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses (including, without limitation, attorneys' fees and legal expenses whether or not suit is brought and settlement costs), and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any of the Indemnified Parties, in any way relating to or arising out of the Note Agreement Documents or any of the transactions contemplated therein or the performance or exercise of any rights or remedies thereunder (collectively, the "INDEMNIFIED LIABILITIES") to the extent that any of the Indemnified Liabilities results, directly or indirectly, from any claim made (whether or not in connection with any legal action, suit, or proceeding) by or on behalf of any person or entity other than the Company, the





                                        32                       NOTE AGREEMENT

         Realty Companies, the partners of the Company or their affiliates, INCLUDING MATTERS ARISING OUT OF THE ORDINARY NEGLIGENCE OF THE INDEMNIFIED PARTIES, BUT EXCLUDING MATTERS ARISING OUT OF THE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTIES; provided, however, that the Trustee and the Noteholders shall not be indemnified against any claim resulting from any action taken by the Trustee and the Noteholders with respect to any Collateral subsequent to the foreclosure upon such Collateral by the Trustee and the Noteholders. The provisions of and undertakings and indemnification set forth in this paragraph shall survive the satisfaction and payment of the Obligation and termination of this Agreement.

                 (b) Each Realty Company agrees to promptly pay and discharge when due all debts, claims, liabilities and obligations with respect to any clean-up measures necessary for it to comply with Applicable Environmental Laws affecting the REO Property it owns, provided that, with respect to any single tract or parcel of real property, the Realty Company owning such property shall not be required to take such action if failure to take such action would not have a Material Adverse Effect on its financial condition or would not, in the reasonable opinion of the Trustee, have the potential for creating any liability or claim against the Trustee or the Noteholders. The Company and each Realty Company each hereby agree to indemnify, protect, and hold each of the Indemnified Parties harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, proceedings, costs, expenses (including, without limitation, all reasonable attorneys' fees and legal expenses whether or not suit is brought), and disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against Indemnified Parties, with respect to or as a direct or indirect result of any violation, or claimed violation of, any Applicable Environmental Laws by such Realty Company or the Company; or with respect to or as a direct or indirect result of such Realty Company's or the Company's generation, manufacture, production, storage, release, threatened release, discharge, disposal of a Hazardous Substance at, on or about any REO Property owned by such Realty Company, Underlying Collateral or any property of the Company or such Realty Company or which secures any indebtedness owed to the Company, including, without limitation,
         (a) all damages related to any such use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence, or (b) the costs of any required or necessary environmental investigation, monitoring, repair, cleanup, or detoxification and the preparation and implementation of any closure, remedial, or other plans; and provided, however, that the Indemnified Parties shall not be indemnified against any claim resulting from any action taken by the Indemnified Parties with respect to any Collateral or REO Property subsequent to the foreclosure upon such Collateral or REO Property by the Indemnified Parties. The provisions of and undertakings and indemnification set forth in this paragraph shall survive the satisfaction and payment of the Obligation and termination of this Agreement. It shall not be a defense to the covenant of the Company or the Realty Companies to indemnify that the act, omission, event or circumstance did not constitute a violation of any Applicable Environmental Law at the time of its existence or occurrence. The provisions of this SECTION 5.21 shall survive the repayment of the Notes. In the event of the transfer of the Notes or any portion thereof, the Noteholders shall continue to be benefited by this indemnity agreement with respect to the period of such holding of the Notes.





                                        33                       NOTE AGREEMENT

         The Company will reimburse each Indemnified Party for all expenses (including reasonable fees and disbursements of counsel) as they are incurred by such Indemnified Party in connection with investigating, preparing for or defending any action (or enforcing this Agreement, or any of the other Note Agreement Documents). The Company agrees that it will not settle or compromise or consent to the entry of any judgment in any pending or threatened action in respect of which indemnification has been sought hereunder (whether or not an Indemnified Party is a party therein) unless the Company has given the Trustee reasonable or prior written notice thereof and obtained an unconditional release of each Indemnified Party from all liability arising therefrom.

SECTION 6 NEGATIVE COVENANTS. Until payment in full of the Notes and the performance of the Obligation, the Company hereby covenants to the Trustee for the benefit of each Noteholder, that (unless the Trustee as authorized by Determining Noteholders shall otherwise consent in writing):

         6.1 LIMITATION ON INDEBTEDNESS. Neither the Company nor any Realty Company will incur, create, contract, waive, assume, have outstanding, guarantee or otherwise be or become, directly or indirectly, responsible for any Indebtedness, except (a) Indebtedness of the Company arising out of this Agreement and Indebtedness of the Realty Companies contemplated by this Agreement, (b) liabilities for taxes and assessments incurred in the ordinary course of business, (c) obligations under the Servicing Agreement, (d) current amounts payable or accrued of other claims (other than for borrowed funds or purchase money obligations or transactions which are equivalent thereto) incurred in the ordinary course of business, provided that all such liabilities, accounts and claims shall be promptly paid and discharged when due or in conformity with customary trade terms, (e) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business, or (f) the REO Notes.

         6.2 NEGATIVE PLEDGE. Neither the Company nor any Realty Company will create or suffer to exist any mortgage, pledge, security interest, conditional sale, Lien or other title retention agreement, charge, encumbrance or other Lien (whether such interest is based on common law, statute, other law or contract) upon any of its property or assets, now owned or hereafter acquired, except for Permitted Liens.

         6.3 LIMITATION ON INVESTMENTS. Neither the Company nor any Realty Company will make or have outstanding any Investments in any Person, except for the Company's ownership of the REO Affiliate and Temporary Cash Investments.

         6.4 ALTERATION OF MATERIAL AGREEMENTS. Neither the Company nor any Realty Company will consent to or permit any alterations, amendments, modifications, releases, waivers or terminations of any material agreement to which it is a party which could result in a Material Adverse Effect.

         6.5 CERTAIN TRANSACTIONS. Neither the Company nor any Realty Company will enter into any transaction with, or pay any management fees to, any Affiliate; provided, however, that the Company or the Realty Companies may enter into the Servicing Agreement and transactions evidenced by the REO Notes.

         6.6 ISSUANCE OF SHARES. Neither the Company nor any Realty Company will issue, sell or otherwise dispose of, any stock or partnership interests, as applicable.





                                        34                       NOTE AGREEMENT

         6.7 LIMITATION ON SALE OF PROPERTIES. Neither the Company nor any Realty Company will sell, assign, convey, exchange, lease or otherwise dispose of any of its properties, rights, assets or business, whether now owned or hereafter acquired, except in the ordinary course of its business and for a fair consideration, and in such event shall immediately pay such proceeds into one of the Lockbox Accounts to be applied pursuant to SECTION 2.5.

         6.8 NAME, FISCAL YEAR AND ACCOUNTING METHOD. Neither the Company nor any Realty Company will change its name, fiscal year or method of accounting.

         6.9 LIQUIDATION, MERGERS, CONSOLIDATIONS AND DISPOSITIONS OF SUBSTANTIAL ASSETS. Neither the Company nor any Realty Company will dissolve or liquidate, or become a party to any merger or consolidation unless the Company shall be the surviving entity of its property or assets or business.

         6.10 LINES OF BUSINESS. Neither the Company nor any Realty Company will directly or indirectly, engage in any business other than as permitted by
Article III of the Articles of Incorporation of the Company and ARTICLE III of each Partnership Agreement forming each Realty Company.

         6.11 NO AMENDMENTS. The Company will not amend its Articles of Incorporation and no Realty Company will amend its partnership agreement.

         6.12 PURCHASE OF SUBSTANTIAL ASSETS. The Company will not purchase, lease or otherwise acquire part or all or substantially all of the assets of any other Person except for the acquisition of the Asset Portfolio and the foreclosure of Underlying Collateral and other Collateral securing the Collateral Loans.

         6.13 NEW PLACES OF BUSINESS. Neither the Company nor any Realty Company will transfer its principal place of business or chief executive office, except upon at least 60 days prior written notice to the Trustee and after the delivery to the Trustee of financing statements in form satisfactory to the Trustee to perfect or continue the perfection of the Trustee's Liens and security interests contemplated hereby.

         6.14 FICTITIOUS NAMES. Neither the Company nor any Realty Company will use any fictitious name or "d/b/a" except as may be required in any state to conduct business within such state, in which case the Company, or such Realty Company will use a name as similar to the Company or such Realty Company, as possible.

         6.15 MARGIN STOCK. The Company will not own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect.

         6.16    COMPLIANCE WITH ENVIRONMENTAL LAWS.   Except in material
compliance with applicable Governmental Requirements (including all Applicable Environmental Laws), neither the Company nor any Realty Company will use, generate, manufacture, produce, store, release, discharge, or dispose of on, under, or about any of its real property or transport to or from any of its real property any Hazardous Substance, or allow any other Person or entity to do so.





                                        35                       NOTE AGREEMENT

SECTION 7        COLLATERAL

         7.1 SECURITY. The Company agrees to secure the Obligation to the Noteholders by the pledge of, and the granting of a first priority perfected security interest in the Collateral Loans which shall come into the possession, custody or control of the Collateral Custodian, the Company or Servicer, and a perfected security interest in additional collateral more fully described in the Security Documents including, without limitation, (a) all cash, securities, notes or other instruments deposited by the Company in any cash collateral account securing the Company's obligations hereunder, including without limitation the Tax Escrow Accounts and the Property Accounts for the Asset Portfolio, the Lockbox Accounts, the Liquidity Reserve Account and the Operating Reserve Account, (b) all interest of the Company in any documents relating to the acquisition and ownership of the Asset Portfolio, including without limitation, the Loan Contribution Agreements and (c) cash and non-cash proceeds of the foregoing. Payment of the Obligation will be additionally secured by each Partner of each Realty Company granting to the Trustee, for the benefit of the Noteholders, a security interest in its Partnership interest and related rights under the Partnership Agreement forming such Realty Company. Promptly after receipt, the Company shall arrange for the recordation by the Servicer of each assignment delivered pursuant to SECTION 4.3(a)(ii) hereof.

         7.2 LIEN ON REO PROPERTIES. Each REO Property shall be owned by one of the Realty Companies, it being understood that the Company shall not take title to any REO Property. Following the Closing Date, all new REO Property shall be acquired by the REO Affiliate. Immediately upon the acquisition of title to an REO Property by the REO Affiliate, the REO Affiliate will execute and deliver to the Company an REO Note (which shall be endorsed by the Company to Trustee for Noteholders, and delivered to the Collateral Custodian), security instruments granting to the Company a Lien on such REO Property, except as otherwise provided in SECTION 5.18. The Company will execute and deliver to the Trustee, a Collateral Assignment pursuant to which the Company shall assign to Trustee for Noteholders, as security for the Obligation, all of the Company's rights under such REO Note and REO Security Documents. The Company (at its own expense) shall promptly record such security instruments, REO Security Documents and any related assignment(s) of lien with such filing offices as may be required by the Trustee to perfect and record the Trustee's interests in such REO Property or as may be required by the Servicer to perfect and record the Company's interests in such REO Property. Prior to the taking of title to any REO Property by the REO Affiliate, the Company shall provide Servicer with an Environmental Site Assessment with respect to such REO Property or an update of any Environmental Site Assessment previously delivered to Servicer, and the Company shall have received Servicer's written acknowledgment that the results thereof are acceptable to Servicer. To secure the prompt payment and performance to the Noteholders of the Obligation, the Company shall execute the Collateral Assignments, assigning to the Trustee for the benefit of the Noteholders, all of the Liens securing the repayment of the Asset Portfolio and the obligations secured thereby.

         7.3 INSURANCE OF COLLATERAL. The Company and the Realty Companies each agrees to maintain and pay for, or cause to be maintained and paid for, insurance upon all Collateral covering casualty, hazard, public liability and such other risks and in such amounts and with such insurance companies as is customary. Neither the Company nor any Realty Company shall change the type or extent of insurance existing on the Closing Date without the written permission of Servicer. If the Company or any Realty Company fails to provide and pay for such insurance, the Servicer shall, at the Company's or such Realty Company's expense, as applicable, procure the same in accordance with the Servicing Agreement.





                                        36                       NOTE AGREEMENT

         7.4 POSSESSION OF COLLATERAL DOCUMENTS; SALE OF COLLATERAL. So long as the Collateral Documents are in existence:

                 (a) Prior to the occurrence of an Event of Default or Potential Default, the Servicer may agree to permit, from time to time, the temporary withdrawal by the Servicer, pursuant to a trust receipt executed by the Servicer, of specified notes evidencing Collateral Loans, pledged to the Trustee for the benefit of the Noteholders as collateral security for the Obligation, for a period not to exceed eighteen (18) days from the date of such withdrawal (unless such notes have been placed in the possession of an attorney, as custodian for the Trustee, in which case such notes may be held by such attorney in excess of such eighteen (18) day period),which withdrawal shall be for the sole purpose of permitting the Company to amend and/or correct errors in such notes and thereby enhance the ultimate sale of such notes and for other purposes more particularly described in the Custodial Agreement.

                 (b) Notwithstanding anything to the contrary contained herein, the Trustee for the benefit of the Noteholders shall continue to have a valid, perfected, first priority security interest and lien in each Collateral Loan and related note delivered to the Company or any qualified investor, until payment of the full purchase price therefor has been made to the Noteholders.

         7.5 POWER OF ATTORNEY. Without limiting any other rights and remedies available to the Noteholders hereunder, each of the Company and each Realty Company hereby appoints the Trustee as the Company's and such Realty Company's attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Agreement or any Note Agreement Document and taking any action and executing in the name of the Company or such Realty Company, without recourse to the Company or such Realty Company, any document or instrument, which the Trustee may deem necessary or advisable to accomplish the purposes hereof and of any Note Agreement Document (including, without limitation, perfecting or protecting the liens on and security interests in any Collateral) which appointment is coupled with an interest and is irrevocable. Upon the occurrence of a Potential Default or an Event of Default, each of the Company and the Realty Companies hereby authorizes the Trustee in its discretion at any time and from time to time to exercise such Power of Attorney, including without limitation (a) completing any Collateral Assignment which heretofore was, or hereafter at any time may be, executed and delivered by the Company or the Realty Companies to the Trustee so that such assignment describes a mortgage which is security for any Collateral Loan now or hereafter at any time constituting Collateral and recording the same, and (b) completing any other assignment or endorsement that was delivered in blank hereunder or pursuant to the terms hereof.

         7.6 APPOINTMENT OF COLLATERAL CUSTODIAN. Contemporaneously herewith, the Trustee and the Noteholders have appointed Fleet National Bank, as Collateral Custodian (the "COLLATERAL CUSTODIAN") pursuant to the Custodial Agreement for the purpose of exercising any rights, and performing any duties, of the Trustee with respect to Collateral hereunder, including without limitation, the rights and duties described in this SECTION 7, to the extent set forth in the Custodial Agreement. The Company shall deliver to the Collateral Custodian all Collateral Loans and all requests for release of Collateral Loans shall be made by the Servicer to the Collateral Custodian (with a copy of each such request being simultaneously delivered to the Servicer) and the Trustee. There shall be no change in the identity of the Collateral Custodian without (a) 30 days prior written notice having been sent to Trustee and (b) the Trustee having received a letter from the Rating Agency indicating that the change will not result in the downgrading or withdrawal of the rating then assigned to any Note.





                                        37                       NOTE AGREEMENT

         7.7 RELEASES. The Trustee shall release the Liens and security interests related to each Collateral Loan upon payment into a Lockbox Account of all Portfolio Collections with respect to the disposition, settlement or sale of such Collateral Loan, as indicated by written notice from the Servicer to the Trustee.

SECTION 8        EVENTS OF DEFAULT

         8.1 EVENTS OF DEFAULT. An "EVENT OF DEFAULT" shall exist if any one or more of the following events (herein collectively called "EVENTS OF DEFAULT") shall occur and be continuing:

                 (a) the Company shall fail to pay when due, any principal of, or interest on, or Make-Whole Amount, if any, on the Notes, and such failure shall continue for two Business Days following the due date, or shall fail to make any payment to a Lockbox Account required by SECTION 8.4;

                 (b) the Company shall fail to pay when due any fee, expense or other payment required hereunder and such fee, expense or other payment shall remain unpaid for three (3) days following delivery by the Trustee to the Company of written notice of such failure;

                 (c) any representation or warranty made or deemed made by the Company, the Realty Companies or the Servicer under this Agreement, or any of the other Note Agreement Documents, or in any certificate or other writing furnished to the Trustee or Noteholders pursuant hereto or in connection herewith, other than those made pursuant to SECTIONS 3.22 through 3.27 hereof, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made;

                 (d) default shall occur in the performance of any of the covenants or agreements of the Company or the Realty Companies contained in SECTION 6 herein;

                 (e) default shall occur in the performance of any of the other covenants or agreements of the Company or the Realty Companies contained herein or any of the other Note Agreement Documents and such default is not remedied within thirty (30) days after the occurrence thereof;

                 (f) default shall occur in the payment of any Indebtedness of the Company in excess of $100,000 or default shall occur in respect of any note, loan agreement or credit agreement relating to any such Indebtedness and such default shall continue for more than the period of grace, if any, specified therein; or any such Indebtedness shall become due before its stated maturity by acceleration of the maturity thereof or shall become due by its terms and shall not be promptly paid or extended;

                 (g) any of the Note Agreement Documents shall cease to be legal, valid, binding agreements enforceable against any party executing the same in accordance with the respective terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective liens, security interest, rights, titles, interest, remedies, powers or privileges intended to be created thereby;





                                        38                       NOTE AGREEMENT

                 (h) the Company, any Realty General Partner or any Realty Company shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing;

                 (i) an involuntary petition or complaint shall be filed against the Company, any Realty General Partner or any Realty Company seeking bankruptcy or reorganization of the Company, such Realty General Partner or such Realty Company or the appointment of a receiver, custodian, trustee, intervenor or liquidator of the Company, such Realty General Partner or such Realty Company, or all or substantially all of its respective assets, and such petition or complaint shall not have been dismissed within 60 days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of the Company, any Realty General Partner or any Realty Company or appointing a receiver, custodian, trustee, intervenor or liquidator of the Company, any Realty General Partner, or any Realty Company, or of all or substantially all of its respective assets, and such order, judgment or decree shall continue unstayed and in effect for a period of thirty (30) days;

                 (j) any final judgment(s) for the payment of money in excess of the sum of $100,000 in the aggregate shall be rendered against the Company or any Realty Company and such judgment or judgments shall not be satisfied or discharged at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment;

                 (k)      the Company or any Realty Company creates a Plan;

                 (l) there shall occur any change in the condition (financial or otherwise) of the Company or any Realty Company or its assets which, in the reasonable opinion of the Trustee, has a Material Adverse Effect;

                 (m) Servicer defaults in the performance of its obligations under the Servicing Agreement, and such default is not cured on or before the earlier of ten (10) days following (i) knowledge by the Company of such default, or (ii) receipt by the Company of notice of such default or any of the events described in
         SECTION 1.12(e) of the Servicing Agreement shall occur and be continuing, even though the duties of the then- appointed Servicer may not have been terminated; or

                 (n) there shall occur any change in the ownership of the Company, Servicer, any Realty General Partner, or any Realty Company.





                                        39                       NOTE AGREEMENT

         8.2     REMEDIES UPON EVENT OF DEFAULT; APPLICATION OF PAYMENTS.

                 (a) If an Event of Default shall have occurred and be continuing, then the Determining Noteholders may, and the Trustee at the request and direction of the Determining Noteholders shall, exercise any one or more of the following rights and remedies, and any other rights or remedies provided in any of the Note Agreement Documents or otherwise available at law or equity, as the Determining Noteholders in their sole discretion may deem necessary or appropriate: (a) declare the principal of, and all interest then accrued on, and Make-Whole Amount, if any, on the Notes and any other liabilities hereunder (together with any costs, liabilities or expenses of exercising its rights and remedies hereunder or under any Note Agreement Document) to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind all of which the Company hereby expressly waives, anything contained herein or in the Notes to the contrary notwithstanding, (b) reduce any claim to judgment, and/or (c) without notice of default or demand, pursue and enforce any of the Trustee's or Noteholders' rights and remedies under the Note Agreement Documents, or otherwise provided under or pursuant to any applicable law or agreement, including without limitation all of the rights and remedies of a secured party under the Security Documents or under the Uniform Commercial Code adopted in the State of New York, all of which rights and remedies shall be cumulative, and none of which shall be exclusive; provided, however, that if any Event of Default specified in SECTIONS 8.1(h) and (i) shall occur, the principal of, and all interest on, the Notes and other liabilities hereunder shall thereupon become due and payable concurrently therewith, without any further action by the Noteholders and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which the Company hereby expressly waives.

                 (b)      Notwithstanding anything to the contrary set forth in
         SECTION 2.5 hereof, in the event the Notes become due and payable in full, whether upon maturity or upon acceleration following an Event of Default, all amounts received by the Trustee for payment to the Noteholders, including all Portfolio Collections and any proceeds received from foreclosure, liquidation or other disposition of the Collateral shall be applied in the following order of priority:

                          (i) first, to payment of all fees and expenses of the Trustee and legal counsel to the Noteholders incurred in connection with collecting payments on the Notes and enforcing the rights of the Trustee and the Noteholders under the Note Agreement Documents including without limitation all expenses incurred in foreclosing upon the Collateral, provided however, that for purposes of this clause (i) fees and expenses of legal counsel to the Noteholders shall be limited to fees and expenses of a single counsel appointed by the Determining Noteholders;

                          (ii) second, to payment of the outstanding Notes as follows: (a) first, to accrued unpaid interest and (b) second to any outstanding principal;

                          (iii) third, to payment of the Make-Whole Amount, if any, on all Notes:

                          (iv) fourth, to payment of any remaining unpaid Obligation; and

                          (v) fifth, the balance, if any remaining after the full and final payment of the Obligation, to the Company.





                                        40                       NOTE AGREEMENT

         8.3 PERFORMANCE BY THE NOTEHOLDERS. Should the Company or any Realty Company fail to perform any covenant, duty or agreement contained herein or in any of the Note Agreement Documents, the Trustee or Determining Noteholders may, at their option, after reasonable notice to the Company and the Realty Companies of such failure, perform or attempt to perform such covenant, duty or agreement on behalf of the Company or the Realty Companies. In such event, the Company shall, at the request of the Trustee or Determining Noteholders, promptly pay any amount expended by the Trustee or Determining Noteholders in such performance or attempted performance to the Trustee at its principal office in Irvine, California, together with interest thereon at the highest lawful rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that neither the Trustee nor the Noteholders shall assume any liability or responsibility for the performance of any duties of the Company hereunder or under any of the Note Agreement Documents or other control over the management and affairs of the Company.

         8.4 BREACH OF CERTAIN REPRESENTATIONS AND WARRANTIES; BREACH OF COLLATERAL DOCUMENT DELIVERY REQUIREMENTS. In the event (i) of a breach of any of the representations and warranties made by the Company and the Realty Companies pursuant to SECTIONS 3.22 through 3.27 hereof which has a Material Adverse Effect or (ii) the Company fails to deliver any of the Collateral Documents required to be delivered hereunder (other than the notes evidencing the Collateral Loans) or the assignments or transfer documents required to be delivered pursuant to SECTION 4.3(a), by the dates required hereunder, the Company shall have sixty days after becoming aware of any breach to cure such breach and 180 days after the Closing Date to deliver such Collateral Documents, assignments or transfer documents. In the event the Company is unable to cure such breach or deliver such Collateral documents, assignments or transfer documents and a Shareholder has not cured the breach or repurchased the Collateral Loan in question for the Purchase Price, the Company will be obligated to make a payment to a Lockbox Account in the amount of the Purchase Price for the Collateral Loan which is the subject of the breach of warranty or for which all of the Collateral Documents, assignments or transfer documents have not been delivered as required hereunder. The Lien on such Collateral Loan shall be released by the Trustee as directed by the Company following any such payment in full. Any such repurchase of a Collateral Loan by a Shareholder or payment by the Company of the Notes as a result of any such breach or failure to deliver Collateral Documents shall not result in payment of a Make-Whole Amount.

SECTION 9        TRUSTEE

         9.1     TRUSTEE.

                 (a) APPOINTMENT. Each Noteholder by purchasing its Notes, appoints the Trustee (including, without limitation, each successor Trustee in accordance with this SECTION 9) as its nominee and agent to act in its name and on its behalf (and the Trustee and each such successor accepts that appointment): (i) to take any action that it properly requests under the Note Agreement Documents (subject to the concurrence of the Noteholders as may be required under the Note Agreement Documents); (ii) to be the secured party, mortgagee, beneficiary, recipient, and similar party in respect of any collateral for the benefit of the Noteholders; (iii) to promptly distribute to it all information, requests, documents, and other items received from the Company under the Note Agreement Documents; (iv) unless otherwise provided in this Agreement, to promptly distribute to it its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Note Agreement Documents; and (v) to deliver to the appropriate Persons requests,





                                        41                       NOTE AGREEMENT
         demands, approvals, and consents received from it. However, the Trustee may not be required to take any action that exposes it to personal liability or that is contrary to any Note Agreement Document or applicable Governmental Requirement and the Trustee shall not be required to respond to any request for approval provided for hereunder without the consent of Determining Noteholders or Noteholders, as appropriate.

                 (b) SUCCESSOR. The Trustee may assign all of its rights and obligations as the Trustee under the Note Agreement Documents to any of its Affiliates, with recourse, which Affiliate shall then be the successor Trustee under the Note Agreement Documents, provided that, unless the Determining Noteholders consent to such assignment, the Trustee shall remain liable for all of its obligations hereunder and under the Servicing Agreement. The Trustee may also voluntarily resign and shall resign upon the request of Determining Noteholders for cause (i.e., the Trustee is continuing to fail to perform its responsibilities as the Trustee under the Note Agreement Documents). If the initial or any successor Trustee ever ceases to be a party to this Agreement or if the initial or any successor Trustee ever resigns (whether voluntarily or at the request of Determining Noteholders), then Determining Noteholders shall (which, if no Event of Default or Potential Default exists, is subject to the Company's approval that may not be unreasonably withheld) appoint the successor Trustee. If Determining Noteholders fail to appoint a successor Trustee within 30 days after the resigning Trustee has given notice of resignation or Determining Noteholders have removed the resigning Trustee, then the resigning Trustee may, on behalf of the Noteholders, appoint a successor Trustee, which must be a commercial bank having a combined capital and surplus of at least $100,000,000 (as shown on its most recently published statement of condition), and a rating of "A" or higher by Standard & Poor's or Moody's. In either case, prior to the successor Trustee becoming Trustee under this agreement, the existing Trustee must have received a letter from the Rating Agency indicating that the change will not result in the downgrading or withdrawal of the rating then assigned to any Note. Upon its acceptance of appointment as successor Trustee, the successor Trustee succeeds to and becomes vested with all of the rights of the prior Trustee, and the prior Trustee is discharged from its duties and obligations of the Trustee under the Note Agreement Documents, and each Noteholder shall execute the documents that any Noteholder, the resigning or removed Trustee, or the successor Trustee reasonably request to reflect the change. After any Trustee's resignation or removal as the Trustee under the Note Agreement Documents, the provisions of this section inure to its benefit as to any actions taken or not taken by it while it was the Trustee under the Note Agreement Documents.

         9.2 DELEGATION OF DUTIES; RELIANCE. The Noteholders may perform any of their duties or exercise any of their rights under the Note Agreement Documents by or through the Trustee, and the Noteholders and the Trustee may perform any of their duties or exercise any of their rights under the Note Agreement Documents by or through their respective Representatives. The Trustee, the Noteholders, and their respective Representatives (a) are entitled to rely upon (and shall be protected in relying upon) any written or oral statement believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by the Trustee or that Noteholder (but nothing in this CLAUSE (a) permits the Trustee to rely on (i) oral statements if a writing is required by this agreement or (ii) any other writing if a specific writing is required by this agreement), (b) are entitled to deem and treat each Noteholder as the owner and holder of its portion of the Obligation for all purposes until, written notice of the assignment or transfer is given to and received by the Trustee (and any request, authorization, consent, or approval of any Noteholder is conclusive and binding on each subsequent holder, assignee, or transferee of that Noteholder's portion of the Obligation





                                        42                       NOTE AGREEMENT
until that notice is given and received), (c) are not deemed to have notice of the occurrence of an Event of Default unless a responsible officer of the Trustee, who handles matters associated with the Note Agreement Documents and transactions thereunder, has actual knowledge or the Trustee has been notified by a Noteholder or the Company, and (d) are entitled to consult with legal counsel (including counsel for the Company), independent accountants, and other experts selected by the Trustee and are not liable for any action taken or not taken in good faith by it in accordance with the advice of counsel, accountants, or experts.

         9.3     LIMITATION OF TRUSTEE'S LIABILITY.

                 (a) EXCULPATION. Neither the Trustee nor any of its Affiliates or Representatives will be liable for any action taken or omitted to be taken by it or them under the Note Agreement Documents in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Note Agreement Documents or be responsible for the consequences of any error of judgment (except for fraud, negligence, or willful misconduct).

                 (b) INDEMNITY. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any of the other Note Agreement Document at the request or direction of any of the Noteholders pursuant to this Agreement, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. If the Trustee requests instructions from the Noteholders, or Determining Noteholders, as the case may be, with respect to any act or action in connection with any Note Agreement Document, the Trustee is entitled to refrain (without incurring any liability to any Person by so refraining) from that act or action unless and until it has received instructions. In no event, however, may the Trustee or any of its Representatives be required to take any action that it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Noteholder has any right of action against the Trustee as a result of Trustee's acting or refraining from acting under this agreement in accordance with instructions of Determining Noteholders.

                 (c) RELIANCE. The Trustee is not responsible to any Noteholder, and each Noteholder represents and warrants that it has not relied upon the Trustee in respect of, (i) the creditworthiness of the Company and the risks involved to that Noteholder, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Note Agreement Document (except by the Trustee),
         (iii) any representation, warranty, document, certificate, report, or statement made therein (except by the Trustee) or furnished thereunder or in connection therewith, (iv) the adequacy of any collateral now or hereafter securing the Obligation or the existence, priority, or perfection of any Lien now or hereafter granted or purported to be granted on the collateral under any Note Agreement Document, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Note Agreement Document on the part of the Company.

         9.4 EVENT OF DEFAULT. The Trustee is entitled to refrain from taking any action (without incurring any liability to any Person for so acting or refraining) unless and until it has received instructions from Determining Noteholders and may take action without the direction of Determining Noteholders only if no Material Adverse Effect could reasonably be expected to result from such action. In actions with respect to the Company's property, the Trustee is acting for the ratable benefit of each Noteholder.





                                        43                       NOTE AGREEMENT

         9.5     COLLATERAL MATTERS.

                 (a) Each Noteholder authorizes and directs the Trustee to enter into the Note Agreement Documents and agrees that any action taken by the Trustee concerning any Collateral (with the consent or at the request of Determining Noteholders) in accordance with any Note Agreement Document, that Trustee's exercise (with the consent or at the request of Determining Noteholders) of powers concerning the Collateral in any Note Agreement Document, and that all other reasonably incidental powers are authorized and binding upon all the Noteholders.

                 (b) The Trustee is authorized on behalf of all the Noteholders, without the necessity of any notice to or further consent from any Noteholder, from time to time before an Event of Default or Potential Default, to take any action with respect to any Collateral or Note Agreement Documents related to Collateral that may be necessary to perfect and maintain perfected the Trustee's Liens upon the Collateral.

                 (c) The Trustee has no obligation whatsoever to any Noteholder or to any other Person to assure that the Collateral exists or is owned by the Company or is cared for, protected, or insured or has been encumbered or that the Trustee's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority.

                 (d) If an Event of Default (of which the Trustee has knowledge) has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Note Agreement Documents, and use the same degree of care in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

                 (e) Noteholders irrevocably authorize the Trustee, at its option and in its discretion, to release any Noteholder Lien upon any Collateral (i) in accordance with SECTION 7.7, (ii) constituting property being disposed of as permitted under any Note Agreement Document, (iii) constituting property in which the Company did not own any interest at the time the Lien was granted or at any time after that, (iv) consisting of an instrument evidencing Indebtedness pledged to the Trustee (for the benefit of the Noteholders), if the underlying Indebtedness has been paid in full, (v) if approved, authorized, or ratified in writing by the Determining Noteholders, or (vi) upon payment of the Obligation in full. Upon request by the Trustee at any time, the Determining Noteholders shall confirm in writing Trustee's authority to release particular types or items of Collateral under this CLAUSE (e).

         9.6 LIMITATION OF LIABILITY. No Noteholder will incur any liability to any other Noteholder except for acts or omissions in bad faith, and neither the Trustee nor any Noteholder will incur any liability to any other Person for any act or omission of any other Noteholder.

         9.7 RELATIONSHIP OF THE NOTEHOLDERS. The Note Agreement Documents do not create a partnership or joint venture among the Trustee and the Noteholders or among the Noteholders.

         9.8 BENEFITS OF AGREEMENT. None of the provisions of this section inure to the benefit of the Company or any other Person except the Trustee and the Noteholders. Therefore, neither the Company nor any other Person is responsible or liable for, entitled to rely upon, or entitled to raise as a defense -- in any manner whatsoever -- the failure of the Trustee or any Noteholder to comply with these provisions.





                                        44                       NOTE AGREEMENT

SECTION 10       MISCELLANEOUS

         10.1    MODIFICATION.

                 (a) REQUIREMENTS. This Agreement, the Notes and the other Note Agreement Documents may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company, the Trustee and the Determining Noteholders except that (a) no amendment or waiver of any of the provisions of SECTION 2.1, 2.2, 2.3, 2.4, 2.5, 3, 4, 8.1(a), 8.1(b), OR 10.1(a) hereof, or any defined term (as it is used therein), will be effective as to any Noteholder unless consented to by such Noteholder in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of SECTION 8.2 relating to acceleration, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the definition of "Determining Noteholders" or percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend this SECTION 10.1(a).

                 (b) SOLICITATION. The Company will forward to the Trustee, who will provide each Noteholder (irrespective of the amount of Notes then owned by it), sufficient information, sufficiently far in advance of the date a decision is required, as directed by the Company, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, or of the Notes or any other Note Agreement Document. The Company will forward to the Trustee and, to the extent within its possession, the Trustee will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this SECTION 10 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                 (c) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Noteholder as consideration for or as an inducement to the entering into by any Noteholder or any waiver or amendment of any of the terms and provisions hereof or of any of the Note Agreement Documents unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

                 (d) BINDING EFFECT, ETC. Any amendment or waiver consented to as provided in this SECTION 10.1 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Potential Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Noteholder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any such Noteholder.





                                        45                       NOTE AGREEMENT

                 (e) NOTES HELD BY COMPANY, ETC. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes or the other Note Agreement Documents, or have directed the taking of any action provided herein, in the Notes or in the other Note Agreement Documents to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

         Unless the Determining Noteholders agree in writing to waive the condition specified in this sentence, no such modifications, consents, amendments or waivers discussed in this SECTION 10.1 shall be deemed effective unless the Trustee shall have received a letter from the Rating Agency indicating that the modifications, consents, amendments, or waivers in question will not result in the downgrading or withdrawal of the rating then assigned to any Note.

         10.2 ACCOUNTING TERMS AND REPORTS. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP. All financial reports furnished by the Company to the Noteholders pursuant to this Agreement shall be prepared on the same basis as those prepared by the Company in prior years and shall be the same financial reports as those furnished to the Company's officers and directors. All financial projections furnished by the Company to the Noteholders pursuant to this Agreement shall be prepared in such form and such detail as shall be satisfactory to the Determining Noteholders.

         10.3 WAIVER. No failure to exercise, and no delay in exercising, on the part of the Noteholders, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right. The rights of the Noteholders hereunder and under the Note Agreement Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Agreement, the Notes or any Note Agreement Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

         10.4 PAYMENT OF FEES AND EXPENSES. The Company agrees to pay all costs and expenses (including, without limitation, the reasonable attorneys' fees of the Noteholders' and the Trustee's legal counsel) incurred by the Trustee and by the Noteholders in connection with (a) the preservation and enforcement of the Noteholders' rights under this Agreement, the Notes, and the other Note Agreement Documents, and (b) the negotiation, preparation, execution and delivery of any and all amendments, modifications and supplements to this Agreement, the Notes or the other Note Agreement Documents. In addition, the Company shall pay all fees of the Trustee previously agreed to by the Company.

                 10.5     NOTICES.

                 (a) Except as otherwise expressly provided herein, all notices, requests and demands and other communications to or upon a party hereto shall be in writing, and shall be deemed to have been validly served, given or delivered (a) if sent by certified or registered mail against receipt, three (3) Business Days after deposit in the mail, postage prepaid, or, if earlier, when delivered against receipt, (b)





                                        46                       NOTE AGREEMENT
if sent by telecopier, when transmitted with sender's confirmation of successful transmission, or (c) if sent by any other method, upon actual delivery, in each case addressed as follows: (i) if to the Trustee, at Bankers Trust Company of California, N.A., 3 Park Plaza, 16th Floor, Irvine, California, 92614, ATTN: Bosque 7.66% Notes, Telecopier: (714) 253-7577; (ii) if to the Noteholders, at their address shown in the Register; (iii) if to the Company or the Realty Companies, at:

                 6400 Imperial Drive
                 P. O. Box 8216
                 Waco, Texas  76714-8216
                 ATTN:    Rick R. Hagelstein
                 Telecopier: (817) 751-1757

with courtesy copies to:

                 J-HAWK CORPORATION
                 6400 Imperial Drive
                 P.O. Box 8216
                 Waco, Texas  76714-8216
                 ATTN:    Rick R. Hagelstein
                 Telecopier: (817) 751-1757

                 and

                 CFSC Capital Corp. II
                 6000 Clearwater Drive
                 Minnetonka, Minnesota  55343-9497
                 ATTN: Jeffrey A. Parker
                 Telecopier: (612) 984-3905

and (iv) if to the Rating Agency, at:

                 Moody's Investors Service, Inc.
                 99 Church Street
                 New York, New York  10007
                 Attn:  Kent Becker
                 Telecopier:  (212) 553-0573

or to such other address as each party may designate for itself by like notice given in accordance with this SECTION 10.5; provided, however, that any notice received by the Noteholders after 3:00 p.m. on any day from the Company or any other Person shall be deemed for the purposes of such section to have been given by such Person on the next succeeding Business Day and provided further, that the failure to deliver any courtesy copies provided for in this SECTION
10.5 shall have no effect on the validity or effectiveness of any such notice, request, demand or other communication. Any notices or documents required to be delivered or mailed by the Trustee to any Rating Agency shall be given on a reasonable efforts basis and only as a matter of courtesy and accommodation and the Trustee shall have no liability for failure to deliver such notice or document to any Rating Agency. In addition, the failure to give such notice to any Rating





                                        47                       NOTE AGREEMENT

Agency shall not affect any other rights or obligations created hereunder, and shall not under any circumstances constitute an Event of Default.

                   (b) The Trustee shall promptly provide notice to the Rating Agency and Noteholder with respect to each of the following of which a responsible officer of the Trustee has actual knowledge:

                          (i) any material change or amendment to this Agreement or any other Note Agreement Documents;

                          (ii) the occurrence of any Event of Default that has not been cured;

                          (iii) the resignation or termination of the Servicer, the Trustee, the Collateral Custodian, the Lockbox Bank or the Additional Lockbox Bank and the appointment of any successor thereto;

                          (iv) any change in the location of any Lockbox Account, Liquidity Reserve Account or Operating Reserve Account; and

                          (v)     the final payment to the Noteholders.

                 (c) The Trustee shall promptly deliver to the Rating Agency, at the addresses set forth above, a copy of each statement, report and certificate received by it pursuant to SECTIONS 5.1(a), (b), (c), AND (d). The Trustee shall also provide such other information as the Rating Agency shall reasonably request and which the Trustee can reasonably provide, at no cost to the Rating Agency.

                 (d) Notwithstanding anything to the contrary set forth herein or in any of the Note Agreement Documents, all notices, documents or other deliveries required to be made to the Noteholders hereunder or under any of the other Note Agreement Documents by (i) the Company or (ii) any Affiliate of the Company a party to any such document, shall be made to the Trustee. The Trustee will be responsible for providing (within four (4) Business Days following receipt thereof by the Trustee) copies of such documents, notices and other deliveries to each Noteholder.

         10.6 CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. The Note Agreement Documents are being delivered and consummated and the Company's and the Realty Companies' duties hereunder are performable in the State of Texas. The Note Agreement Documents (other than those containing a contrary express choice of law provision) shall be construed in accordance with the laws of Texas applicable to contracts made and performed in Texas. Any suit, action or proceeding against the Company or the Realty Companies with respect to this Agreement, the Note or any judgment entered by any court in respect thereof, may be brought in the courts of the State of Texas, County of Dallas, or in the United States courts located in the State of Texas as the Trustee in its sole discretion may elect and the Company and the Realty Companies, each hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. The Company and each Realty Company, each hereby irrevocably and unconditionally waives (a) any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Notes or any other Note Agreement Document brought in the courts located in the State of Texas and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum, and (b) to the maximum extent not prohibited by law, any right





                                        48                       NOTE AGREEMENT
it may have to claim or recover on any legal action or proceeding related hereto, any special, exemplary, punitive or consequential damages. THE COMPANY AND EACH REALTY COMPANY, EACH HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER NOTE AGREEMENT DOCUMENTS AND THE RIGHT TO BRING ANY ACTION IN COURTS LOCATED IN ANY STATE OTHER THAN TEXAS.

         10.7 INVALID PROVISIONS. If any provision of any Note Agreement Document is held to be illegal, invalid or unenforceable under present or future Governmental Requirements during the term of this Agreement, such provision shall be fully severable; such Note Agreement Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Note Agreement Document; and the remaining provisions of such Note Agreement Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Note Agreement Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision shall be added as part of such Note Agreement Document a provision mutually agreeable to the Company and the Trustee as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. In the event the Company and the Trustee are unable to agree upon a provision to be added to the Note Agreement Document within a period of ten (10) Business Days after a provision of the Note Agreement Document is held to be illegal, invalid or unenforceable, then a provision acceptable to the Noteholders as similar in terms to the illegal, invalid or unenforceable provision as is possible and be legal, valid and enforceable shall be added automatically to such Note Agreement Document. In either case, the effective date of the added provision shall be the date upon which the prior provision was held to be illegal, invalid or unenforceable.

         10.8 MAXIMUM INTEREST RATE. Regardless of any provision contained in any of the Note Agreement Documents, the Noteholders shall never be entitled to receive, collect or apply as interest on the Notes any amount in excess of the Maximum Rate.

         10.9 OFFSET. The Company hereby grants to the Noteholders the right of offset, to secure repayment of the Notes, upon any and all moneys, securities or other property of the Company and the proceeds therefrom, now or hereafter held or received by or in transit to the Noteholders, from or for the account of the Company, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of the Company, and any and all claims of the Company against the Noteholders at any time existing.

         10.10 MULTIPLE COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         10.11 ENTIRETY. The Note Agreement Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

         10.12 HEADINGS. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.





                                        49                       NOTE AGREEMENT

         10.13 SURVIVAL. All representations and warranties made by the Company herein shall survive the closing and the delivery of this Agreement and the Notes.

         10.14   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

                 (a) SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that (i) neither the Company, Servicer, nor any Realty Company shall, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its rights, duties or obligations under this Agreement or any of the Note Agreement Documents without the express prior written consent of the Determining Noteholders, and provided further that no Noteholder may assign, sell or transfer all or any portion of any Note to any Person other than to a United States person.

                 (b) REGISTRATION OF NOTES. The Trustee shall keep at its office a register (a "REGISTER") for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and neither the Company nor the Trustee shall be affected by any notice or knowledge to the contrary. The Register shall be available for inspection by the Noteholders at any reasonable time and from time to time upon reasonable prior notice.

                 (c) TRANSFER AND EXCHANGE OF NOTES. Upon surrender of any Note at the office of the Trustee for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), and upon compliance with the provisions of SECTION 2.1(c), including receipt by the Company and the Trustee of (i) adequate assurances (by opinion of counsel for each transferee other than a Qualified Institutional Buyer and by a certificate in the form attached hereto as EXHIBIT F from an authorized officer of any transferee, satisfactory to the Company and the Trustee, that exemptions from the registration requirements of the Securities Act and applicable state securities laws are available, and
         (ii) adequate assurances (by a certificate from an authorized officer of any transferor satisfactory to the Company and the Trustee) that the transferor is a United States person, the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of EXHIBIT A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered
         Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000.





                                        50                       NOTE AGREEMENT

                 (d) REPLACEMENT OF NOTES. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note, and (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, a Noteholder purchasing Notes on the Closing Date or another holder of a Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or (ii) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

         10.15 SENIOR DEBT. The Indebtedness of the Company hereunder and under the Notes and all of the Obligation is intended to be and shall be senior to any subordinated indebtedness of the Company or any other Indebtedness of the Company secured by a Lien on any portion of the Collateral (the foregoing shall not in any way imply the Noteholders' consent to any such subordinate debt or Liens which are not otherwise permitted by this Agreement). The Notes and any other amounts advanced to or on behalf of the Company or any other Person pursuant to the terms of this Agreement or any other Note Agreement Document shall never be in a position subordinate to any Indebtedness of the Company owing to any other Person, except with the knowledge and written consent of the Noteholders.

         10.16 NO THIRD PARTY BENEFICIARY. The parties do not intend the benefits of this Agreement to inure to any third party other than the Noteholders, nor shall this Agreement be construed to make or render the Noteholders liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by the Company, or for debts or claims accruing to any such persons against the Company. Notwithstanding anything contained herein or in the Notes, or in any other Note Agreement Document, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Agreement or any of the other Note Agreement Documents, neither this Agreement nor any other Note Agreement Document shall be construed as creating any right, claim or cause of action against the Noteholders, or any of their officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by the Company, nor to any other person or entity other than the Company.

         10.17 ORAL AGREEMENTS INEFFECTIVE. THE NOTE AGREEMENT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGES FOLLOW.]





                                        51                       NOTE AGREEMENT

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


Bosque Asset Corp.                              BOSQUE ASSET CORP.,
P.O. Box 8216                                   as the Company
Waco, Texas  76714-8216
Telecopy No. 817/756-7032
Attention: Rick R. Hagelstein                   By:  /s/ RICK R. HAGELSTEIN
                                                   ----------------------------------------------------------
                                                    Rick R. Hagelstein, Executive Vice President


Bosque Investment Realty Partners               BOSQUE INVESTMENT REALTY PARTNERS, L.P.
P.O. Box 8216
Waco, Texas  6714-8216                             By:      BOSQUE INVESTMENT REALTY CORP.,
Telecopy No. 817/756-7032                                   its general partner
Attention:  Rick R. Hagelstein

                                                            By:  /s/ RICK R. HAGELSTEIN
                                                               ----------------------------------------------
                                                                Rick R. Hagelstein, Executive Vice President


SOWAMCO XXII, Ltd.                                 SOWAMCO XXII, LTD.
P.O. Box 8216
Waco, Texas  6714-8216                             By:      SOWAMCO XXII OF TEXAS, INC.,
Telecopy No. 817/756-7032                                   its general partner
Attention:  Rick R. Hagelstein

                                                            By: /s/ RICK R. HAGELSTEIN
                                                               ----------------------------------------------
                                                                Rick R. Hagelstein, Executive Vice President


SVD Realty, L.P.                                   SVD REALTY, L.P.
P.O. Box 8216
Waco, Texas  6714-8216                             By:      SVD REALTY ASSET CORP.,
Telecopy No. 817/756-7032                                   its general partner
Attention:  Rick R. Hagelstein

                                                            By:  /s/ RICK R. HAGELSTEIN
                                                               ----------------------------------------------
                                                                Rick R. Hagelstein, Executive Vice President


Bankers Trust Company of California, N.A.          BANKERS TRUST COMPANY OF CALIFORNIA,
3 Park Plaza, 16th Floor                              N.A., as Trustee
Irvine, California 92614

                                                   By: /s/ MARY BELLISSIMO
                                                      -------------------------------------------------------
                                                        Name:  Mary Bellissimo
                                                             ------------------------------------------------
                                                        Title: Assistant Secretary
                                                              -----------------------------------------------





SIGNATURE PAGE                                                   NOTE AGREEMENT